EXHIBIT (10)(h)
                                                                ---------------

                                 EXECUTION COPY







                           THIRD AMENDED AND RESTATED

                                CREDIT AGREEMENT

                      Originally dated as of June 16, 1997

             Amendment and Restatement dated as of February 26, 1999

          Second Amendment and Restatement dated as of February 1, 2000

          Third Amendment and Restatement dated as of December 20, 2001 among


                                CTS CORPORATION,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                                  BANK ONE, NA
                                    as Agent

                                       and

                         BANC ONE CAPITAL MARKETS, INC.
                                as Lead Arranger

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                                                    TABLE OF CONTENTS



ARTICLE I:  DEFINITIONS...........................................................................................1
         1.1  Certain Defined Terms...............................................................................1
         1.2  References.........................................................................................21
         1.3  Supplemental Disclosure............................................................................22
         1.4  Amendment and Restatement of Original Credit Agreement.............................................22

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES.........................................................22
         2.1  Term Loans.........................................................................................22
         2.2  Revolving Loans....................................................................................24
         2.3  Swing Line Loans...................................................................................25
         2.4  Rate Options for All Advances......................................................................27
         2.5  Optional Payments; Mandatory Prepayments...........................................................27
                  (A)  Optional Payments.........................................................................27
                  (B)  Mandatory Prepayments.....................................................................27
         2.6  Reduction of Commitments...........................................................................29
         2.7  Method of Borrowing................................................................................29
         2.8  Method of Selecting Types and Interest Periods for Advances........................................29
         2.9  Minimum Amount of Each Advance.....................................................................30
         2.10  Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances........30
                  (A)  Right to Convert..........................................................................30
                  (B)  Automatic Conversion and Continuation.....................................................30
                  (C)  No Conversion Post-Default or Post-Unmatured Default......................................30
                  (D)  Conversion/Continuation Notice............................................................30
         2.11  Default Rate......................................................................................31
         2.12  Notes.............................................................................................31
         2.13  Method of Payment.................................................................................31
         2.14  Telephonic Notices................................................................................31
         2.15  Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee Basis; Taxes;
               Loan and Control Accounts.........................................................................31
                  (A)  Promise to Pay............................................................................31
                  (B)  Interest Payment Dates....................................................................31
                  (C)  Facility Fees.............................................................................32
                  (D)  Interest and Fee Basis; Applicable Eurodollar Margin and Applicable
                       Facility Fee Percentage...................................................................32
                  (E)  Taxes.....................................................................................33
         2.16  Notification of Advances, Interest Rates, Prepayments and Aggregate
               Revolving Loan Commitment Reductions..............................................................36
         2.17  Lending Installations.............................................................................36
         2.18  Non-Receipt of Funds by the Agent.................................................................36
         2.19  Termination Date..................................................................................37
         2.20  Replacement of Certain Lenders....................................................................37

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
ARTICLE III:  THE LETTER OF CREDIT FACILITY......................................................................38
         3.1  Obligation to Issue................................................................................38
         3.2  [Intentionally Omitted]............................................................................38
         3.3  Types and Amounts..................................................................................38
         3.4  Conditions.........................................................................................38
         3.5  Procedure for Issuance of Letters of Credit........................................................39
         3.6  Letter of Credit Participation.....................................................................39
         3.7  Reimbursement Obligation...........................................................................39
         3.8  Letter of Credit Fees..............................................................................40
         3.9  Indemnification; Exoneration.......................................................................40

ARTICLE IV:  CHANGE IN CIRCUMSTANCES.............................................................................41
         4.1  Yield Protection...................................................................................41
         4.2  Changes in Capital Adequacy Regulations............................................................42
         4.3  Availability of Types of Advances..................................................................43
         4.4  Funding Indemnification............................................................................43
         4.5  Lender Statements; Survival of Indemnity...........................................................43

ARTICLE V:  CONDITIONS PRECEDENT.................................................................................43
         5.1  Initial Advances and Letters of Credit.............................................................43
         5.2  Each Advance and Letter of Credit..................................................................45

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES......................................................................45
         6.1  Organization; Corporate Powers.....................................................................45
         6.2  Authority..........................................................................................46
         6.3  No Conflict; Governmental Consents.................................................................46
         6.4  Financial Statements...............................................................................47
         6.5  No Material Adverse Change.........................................................................47
         6.6  Taxes..............................................................................................47
                  (A)  Tax Examinations..........................................................................47
                  (B)  Payment of Taxes..........................................................................47
         6.7  Litigation; Loss Contingencies and Violations......................................................48
         6.8  Subsidiaries.......................................................................................48
         6.9  ERISA..............................................................................................48
         6.10  Accuracy of Information...........................................................................49
         6.11  Material Agreements...............................................................................49
         6.12  Compliance with Laws; Securities Activities.......................................................49
         6.13  Assets and Properties.............................................................................50
         6.14  Statutory Indebtedness Restrictions...............................................................50
         6.15  Labor Matters.....................................................................................50
         6.16  Environmental Matters.............................................................................50


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
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
ARTICLE VII:  COVENANTS..........................................................................................51
         7.1  Affirmative Covenants..............................................................................51
                  (A)  Preservation of Corporate Existence, Etc..................................................51
                  (B)  Compliance with Laws, Etc.................................................................51
                  (C)  Maintenance of Properties; Insurance......................................................52
                  (D)  Reporting Requirements....................................................................52
                  (E)  Accounting; Access to Records, Books, Etc.................................................54
                  (F)  Additional Subsidiary Documentation.......................................................54
                  (G)  Pledge Agreements; Security Agreements and Mortgages......................................54
         7.2  Negative Covenants.................................................................................56
                  (A)  Indebtedness..............................................................................56
                  (B)  Liens.....................................................................................56
                  (C)  Merger; Acquisitions: Etc.................................................................57
                  (D)  Disposition of Assets Etc.................................................................58
                  (E)  Nature of Business........................................................................58
                  (F)  Investments, Loans and Advances...........................................................58
                  (G)  Guarantees, Etc...........................................................................59
                  (H)  Transactions with Affiliates..............................................................59
                  (I)  Leases....................................................................................59
                  (J)  Restricted Payments.......................................................................59
                  (K)  Hedging Obligations.......................................................................59
                  (L)  Margin Regulations........................................................................59
         7.3  Financial Covenants................................................................................60
                  (A)  Fixed Charge Coverage Ratio...............................................................60
                  (B)  Leverage Ratios...........................................................................60
                  (C)  Consolidated Net Worth....................................................................61
                  (D)  Capital Expenditures......................................................................62
         7.4  Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities............................62
         7.5  Issuance of Securities.............................................................................62

ARTICLE VIII:  DEFAULTS..........................................................................................62
         8.1  Defaults...........................................................................................62

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES..................................65
         9.1  Termination of Commitments; Acceleration...........................................................65
         9.2  Amendments.........................................................................................65
         9.3  Preservation of Rights.............................................................................66

ARTICLE X:  GENERAL PROVISIONS...................................................................................66
         10.1  Survival of Representations.......................................................................66
         10.2  Governmental Regulation...........................................................................67
         10.3  Performance of Obligations........................................................................67
         10.4  Headings..........................................................................................67
         10.5  Entire Agreement..................................................................................67
         10.6  Several Obligations; Benefits of this Agreement...................................................68
         10.7  Expenses; Indemnification.........................................................................68
                  (A)  Expenses..................................................................................68
                  (B)  Indemnity.................................................................................68
                  (C)  Waiver of Certain Claims; Settlement of Claims............................................69
                  (D)  Survival of Agreements....................................................................70
         10.8  Numbers of Documents..............................................................................70

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
         10.9   Accounting........................................................................................70
         10.10  Severability of Provisions.......................................................................70
         10.11  Nonliability of Lenders..........................................................................70
         10.12  GOVERNING LAW....................................................................................70
         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..........................................71
                  (A)  JURISDICTION..............................................................................71
                  (B)  WAIVER OF JURY TRIAL......................................................................71

ARTICLE XI:  THE AGENT...........................................................................................71
         11.1  Appointment; Nature of Relationship...............................................................71
         11.2  Powers............................................................................................72
         11.3  General Immunity..................................................................................72
         11.4  No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc..........................72
         11.5  Action on Instructions of Lenders.................................................................72
         11.6  Employment of Agents and Counsel..................................................................73
         11.7  Reliance on Documents; Counsel....................................................................73
         11.8  The Agent's Reimbursement and Indemnification.....................................................73
         11.9  Rights as a Lender................................................................................73
         11.10  Lender Credit Decision...........................................................................73
         11.11  Successor Agent..................................................................................74
         11.12  Collateral Documents.............................................................................74

ARTICLE XII:  SETOFF; RATABLE PAYMENTS...........................................................................75
         12.1  Setoff............................................................................................75
         12.2  Ratable Payments..................................................................................75
         12.3  Application of Payments...........................................................................75
         12.4  Relations Among Lenders...........................................................................76

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................................................77
         13.1  Successors and Assigns............................................................................77
         13.2  Participations....................................................................................77
                  (A)  Permitted Participants; Effect............................................................77
                  (B)  Voting Rights.............................................................................77
                  (C)  Benefit of Setoff.........................................................................78
         13.3  Assignments.......................................................................................78
                  (A)  Permitted Assignments.....................................................................78
                  (B)  Effect; Effective Date....................................................................78
         13.4  Confidentiality...................................................................................79
         13.5  Dissemination of Information......................................................................79

ARTICLE XIV:  NOTICES............................................................................................79
         14.1  Giving Notice.....................................................................................79
         14.2  Change of Address.................................................................................79

ARTICLE XV:  COUNTERPARTS........................................................................................79
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



EXHIBITS AND SCHEDULES
                                    Exhibits

EXHIBIT A               --    Commitments
                              (Definitions)

EXHIBIT B-1             --    Form of Revolving Note
                              (Definitions)

EXHIBIT B-2             --    Form of Swing Line Note
                              (Definitions)

EXHIBIT B-3             --    Form of Term Note
                              (Definitions)

EXHIBIT B-4             --    Form of Supplemental Syndicated Note
                              (Definitions)

EXHIBIT C               --    Form of Borrowing Notice
                              (Section 2.8)

EXHIBIT D               --    Form of Request for Letter of Credit
                              (Section 3.4)

EXHIBIT E               --    Form of Assignment and Acceptance Agreement
                              (Sections 2.20 and 13.3)

EXHIBIT F               --    Form of Borrower's and Subsidiary Guarantors'
                              Counsels' Opinion
                              (Section 5.1)

EXHIBIT G               --    List of Closing Documents
                              (Section 5.1)

EXHIBIT H               --    Form of Officer's Certificate
                              (Sections 5.1, 5.2 and 7.1(D)(ii))

EXHIBIT I               --    Form of Compliance Certificate
                              (Sections 5.2 and 7.1(D)(ii))

EXHIBIT J               --    Form of Subsidiary Guaranty
                              (Section 7.3(F))

EXHIBIT K               --    Form of Security Agreement
                              (Section 5.1)

EXHIBIT L               --    Form of Pledge Agreement (Borrower)
                              (Section 7.1G)

EXHIBIT M                --   Form of Pledge Agreement (Subsidiaries)
                              (Section 7.1G)


                                    Schedules
                                    ---------

Schedule 6.3              --    Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4              --    Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.7              --    Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8              --    Subsidiaries (Section 6.8)

Schedule 6.9              --    ERISA (Section 6.9)

Schedule 6.16             --    Environmental Matters (Section 6.16)

Schedule 7.2(A)           --    Existing Indebtedness (Section 7.2(A))

Schedule 7.2(B)           --    Existing Liens (Section 7.2(B))

Schedule 7.2(D)           --    Permitted Sales

                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Third Amended and Restated Credit Agreement dated as of December 20, 2001 is entered into among CTS Corporation, an Indiana corporation, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 13.3, Bank One, NA, in its capacity as contractual representative for itself and the other Lenders, ABN AMRO Bank N.V., as documentation agent, Harris Trust and Savings Bank, as syndication agent, and Banc One Capital Markets, Inc., as lead arranger for the transaction. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS
----------  -----------

1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "Accommodation Obligations" is defined in the definition "Contingent Obligation" below.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "Affected Lender" is defined in Section 2.20 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Agent" means Bank One, in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Agent appointed pursuant to Article XI hereof.

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Twenty-Five Million and 00/100 Dollars ($125,000,000.00).

         "Aggregate Supplemental Syndicated Loan Commitment" means the aggregate of the Supplemental Syndicated Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders.

         "Agreement" means this Third Amended and Restated Credit Agreement, as it may be further amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with those used in preparing the financial statements referred to in
Section 6.4(B)(1) hereof.

         "Applicable Facility Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) or (ii) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "Applicable Eurodollar Margin" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

         "Applicable Floating Rate Margin" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with Section 2.15(D)(ii) hereof.

         "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin in effect for Revolving Loans on such date.


         "Arranger" means Banc One Capital Markets, Inc. (formerly known as First Chicago Capital Markets, Inc.), together with its successors.

         "Asset Sale Agreement" is defined in the definition of "Motorola CPD Acquisition".

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person) other than (i) the sale of inventory in the ordinary course of business and (ii) the sale or other disposition of any obsolete manufacturing equipment disposed of in the ordinary course of business.

         "Authorized Officer" means any of the Chief Executive Officer, President, Vice President-Finance or Treasurer of the Borrower, acting singly.

         "Bank One" means Bank One, NA, together with its successors.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" means CTS, together with its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8 hereof.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and purchase money Indebtedness to the extent permitted hereunder) by the Borrower and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, Equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ten (10)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Service, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "Change in Capital Adequacy" is defined in Section 4.2 hereof.

         "Change of Control" means an event or series of events by which:

                  (a) any Person together with Affiliates of such Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of twenty percent (20%) of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

                  (b) during any period of twelve (12) consecutive calendar
                      months, individuals:

                           (i) who were directors of the Borrower on the first day of such period, or

                           (ii) whose election or nomination for election to the
                  board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all real and personal property and interests in real and personal property now owned or hereafter acquired by the Borrower or any of the Borrower's Domestic Subsidiaries in or upon which a security interest or lien is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Mortgages, intellectual property security agreements and all other security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other instruments and documents delivered to the Agent or any of the Lenders pursuant to Section 7.1(G) hereof, together with all agreements, instruments and documents referred to therein or contemplated thereby.

         "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment, Supplemental Syndicated Loan Commitment and/or Term Loan Commitment.

         "Consolidated Assets" means the total assets of the Borrower and its Subsidiaries on a consolidated basis, but excluding therefrom all items that are treated as intangibles under Agreement Accounting Principles.

         "Consolidated Net Worth" of any Person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person and the amount of any foreign currency translation adjustment account shown as a capital account of such Person.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means (i) any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (such obligations under this clause (i) being sometimes referred to as "Accommodation Obligations") and (ii) any other contingent obligation or liability of such Person, whether or not reflected in financial statements of such Person as a liability.

         "Contingent Purchase Price Obligation", as applied to any Person, means any Contractual Obligation of such Person incurred in connection with an Acquisition pursuant to which such Person is obligated to pay additional consideration to the applicable seller in the form of an earnout, milestone payment, contingent purchase price payment, or other similar performance based compensation relating to post-Acquisition financial or operating performance of the business acquired.

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "Conversion/Continuation Notice" is defined in Section 2.10(D) hereof.

         "CTS" means CTS Corporation, an Indiana corporation.

         "CTS IRB" means the industrial revenue bond of the Borrower in the aggregate original principal amount of $42,000,000.

         "CTS Wireless" means CTS Wireless Components, Inc., a Delaware corporation and a wholly-owned, direct Subsidiary of the Borrower.

         "Default" means an event described in Article VIII hereof.

         "Designated Prepayment" is defined in Section 2.5(B)(i)(e) hereof.

         "Designated Restructuring Charges" means the restructuring charges, the cash portion of which are not in excess of $8,500,000.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Loan Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "Domestic Subsidiary" means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

         "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Net Income, plus (ii) Interest Expense, plus (iii) tax expense plus (iv) depreciation expense, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, Transaction Costs, and other fees, costs and expenses in connection with the Motorola CPD Acquisition, plus (vi) to the extent deducted in computing Net Income, other non-cash charges, including, without limitation, any restructuring charges, charge-offs for in-process research and development costs attributable to the Motorola CPD Acquisition, writeoff of any amounts associated with the acquisition of treasury stock and writeoff of goodwill and licensing agreements, plus (vii) to the extent deducted in computing Net Income, the Designated Restructuring Charges plus (viii) extraordinary losses minus (ix) extraordinary gains minus (x) to the extent included in computing Net Income, non-cash income including without limitation non-cash income that would constitute "prepaid pension expense" on the financial statements of the Borrower in accordance with Agreement Accounting Principles.

         "Effective Date" means December 20, 2001.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "Equipment" means all of the Borrower's and the Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal property (other than the Borrower's and the Subsidiaries' inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.


         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate offered by the Agent for deposits in Dollars in the London interbank market at approximately 11 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Rate Loan of the Agent and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

         "Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Eurodollar Rate Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "Event of Loss" means, with respect to any property any of the following: (i) any loss, destruction or damage of such property or (ii) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.

         "Excess Cash Flow" means, without duplication, for any fiscal year, an amount equal to:

                 (i)     EBITDA for such period;

minus(plus)     (ii)     the net increase (decrease), if any, in Working
                         Capital during such period;

minus          (iii)     Capital Expenditures, paid in cash during such period;

minus           (iv)     Interest Expense for such period;

minus            (v)     tax paid by the Borrower and its Subsidiaries in cash
                         during such period;

minus           (vi)     aggregate amount expended in Investments by the
                         Borrower and its Subsidiaries permitted under Section
                         7.2(F) hereof;

minus          (vii)     payments of principal on the Term Loans and payments
                         of principal on all other Indebtedness (including payments of principal on the Revolving Loans but only to the extent such payments reduce the Revolving Loan
                         Commitments) of the Borrower and its Subsidiaries during such period;

minus         (viii)     Restricted Payments made during such period.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financing" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Indebtedness of such Person (including without limitation debt securities which may convert into securities representing Equity Interests of such Person) pursuant to a registered offering or private placement but in any case excluding any individual issuance pursuant to the Borrower's direct stock purchase plan that generates proceeds of less than $10,000.

         "First Tier Foreign Subsidiary" means each Foreign Subsidiary with respect to which any one or more of the Borrower or its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's Capital Stock.

         "Fixed Charge Coverage Ratio" is defined in Section 7.3(A) hereof.

         "Floating Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of
(a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan, or a portion thereof, which bears interest at the Floating Rate.

         "Foreign Subsidiary" means a Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "Governmental Acts" is defined in Section 3.9(a) hereof.

         "Governmental Authority" means any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Holders of Secured Obligations" means the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

         "Indebtedness" of any Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit (other than obligations in respect of undrawn letters of credit securing current trade payables or performance obligations incurred in the ordinary course of business), (h) net payment obligations under Hedging Obligations, (i) Off-Balance Sheet Liabilities and (j) redeemable preferred stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "Indemnified Matters" is defined in Section 10.7(B) hereof.

         "Indemnitees" is defined in Section 10.7(B) hereof.

         "Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases and any implied interest components of any Off-Balance Sheet Liabilities), including interest expense not payable in cash (including amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness (including the Obligations)), all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of seven (7) or fourteen (14) days or one (1), two (2), three (3) or six
(6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which is seven (7) or fourteen (14) days thereafter or which corresponds numerically to the day which is one, two, three or six months thereafter; provided, however, that (a) there shall be no more than two (2) Interest Periods of seven (7) days in effect with respect to all of the Loans at any time, and (b) if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if the next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Interest Rate Agreements" is defined in Section 7.2(K) hereof.

         "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Bank" means Bank One in its capacity as issuer of the Letters of Credit.

         "L/C Documents" is defined in Section 3.4 hereof.

         "L/C Draft" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

         "L/C Interest" is defined in Section 3.6 hereof.

         "L/C Obligations" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" means the letters of credit (a) to be issued by the Issuing Bank pursuant to Section 3.1 hereof or (b) issued by the Issuing Bank under the Original Credit Agreement.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan(s)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1, Section 2.2 or Section 2.2A hereof, as applicable, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.3 hereof, and collectively all Term Loans, Revolving Loans, Supplemental Syndicated Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

         "Loan Documents" means this Agreement, the Notes, the L/C Documents, the Subsidiary Guaranty, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, financial condition, operations, performance or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents in any material respect or (c) the ability of the Lenders or the Agent to enforce in any material respect their rights with respect to the Obligations or their rights with respect to the Collateral.

         "Mortgages" means the mortgages and deeds of trust from time to time executed pursuant to the terms of Section 7.1(G) in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated, supplemented or otherwise modified from time to time.

         "Motorola" means Motorola, Inc., a Delaware corporation.

         "Motorola CPD" means the Component Products Division of Motorola.

         "Motorola CPD Acquisition" means the acquisition by CTS Wireless of certain assets and liabilities from Motorola comprising the Motorola CPD on the terms and conditions set forth in that certain Asset Sale Agreement (the "Asset Sale Agreement") dated as of December 22, 1998, as amended through the Original Credit Agreement Effective Date, by and among Motorola, the Borrower and CTS Wireless.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "Net Cash Proceeds" means, (1) with respect to any Asset Sale or Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions, investment banking fees, accounting fees, underwriting commissions, attorneys' fees and other fees and expenses related to such Asset Sale or Financing, (iii) the aggregate amount of reserves required in the reasonable judgment of the Borrower to pay contingent liabilities with respect to such Asset Sale and (iv) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale which is required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); and (b) cash payments in respect of any Indebtedness, Equity Interest or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary and (2) with respect to an Event of Loss of a Person, cash and Cash Equivalents received by or for such Person's account, net of (i) reasonable direct costs incurred in connection with such Event of Loss and reasonable reserves associated therewith in accordance with Agreement Accounting Principles and (ii) amounts required to repay principal of, premium if any, and interest on any Indebtedness or statutory or other obligations secured by any Lien on the property (or portion thereof) so damaged or taken (other than the Obligations) which is required to be and is repaid in connection with such Event of Loss.

         "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles; provided, that when calculating Net Income the following items shall be excluded from such calculation: (i) the earnings (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the Borrower or a consolidated Subsidiary; (ii) the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its Capital Stock; (iii) the cumulative effect of a change in accounting principles; and (iv) nonrecurring items, such as gains or losses on the sale of assets; but when calculating Net Income such calculation shall include historical audited Net Income (as calculated above) for such period of any Person (or division of such Person) that became a Subsidiary of the Borrower during such period or was merged into or was consolidated with the Borrower or any of its Subsidiaries during such period, or where the assets of such Person (or division of such Person) were acquired by the Borrower or any of its Subsidiaries during such period, whether accrued prior or subsequent to the date of such acquisition, merger or consolidation.

         "Notes" means the Revolving Notes, Supplemental Syndicated Notes, Swing Line Note and Term Notes.

         "Notice of Assignment" is defined in Section 13.3(B) hereof.

         "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any Subsidiary Guarantor to the Agent, the Arranger, any Lender, any affiliate of the Agent, the Arranger or any Lender, the Swing Line Bank, the Issuing Bank, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the L/C Documents, the Subsidiary Guaranty or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document.

         "Off-Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such person or any of its Subsidiaries under any so-called "synthetic" lease transaction, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "Original Agent" means Bank One, Indiana, N.A.

         "Original Credit Agreement" means the Credit Agreement dated as of June 16, 1997 among the Borrower, the financial institutions parties thereto and the Original Agent, as amended by Amendment No. 1 thereto dated as of April 3, 1998, and as amended and restated by (i) the Amended and Restated Credit Agreement dated as of February 26, 1999 among the Borrower, the financial institutions parties thereto and the Original Agent and (ii) the Second Amended and Restated Credit Agreement dated as of February 1, 2000 among the Borrower, the financial institutions party thereto and the Original Agent.

         "Original Credit Agreement Effective Date" means the date on or about February 26, 1999 and specified by the Original Agent under the Original Credit Agreement by written notice to the Borrower and the "Lenders" thereunder as the date on which the Term Loans and the initial Revolving Loans were to be advanced thereunder.

         "Other Taxes" is defined in Section 2.15(E)(ii) hereof.

         "Participants" is defined in Section 13.2(A) hereof.

         "Payment Date" means the last Business Day of each fiscal quarter of the Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Sales" means the sale, transfer or disposition by the Borrower and its Subsidiaries of the assets and properties described on Schedule 7.2(D) hereto so long as the Net Cash Proceeds arising from such sale, transfer or disposition are used to prepay the Obligations in accordance with Section 2.5(B)(i)(a) hereof.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreements" means the pledge agreements from time to time executed pursuant to the terms of clause (a) and clause (b) of Section 7.1(G) in favor of the Agent for the benefit of the Holders of Secured Obligations as amended, restated, supplemented or otherwise modified from time to time.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Rata Share" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Term Loans, Revolving Loan Commitment and the outstanding principal balance of all Supplemental Syndicated Loans at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Term Loans, the Aggregate Revolving Loan Commitment and the outstanding principal balance of all Supplemental Syndicated Loans at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Term Loans, Revolving Loans and Supplemental Syndicated Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Term Loans, Revolving Loans and Supplemental Syndicated Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "Purchasers" is defined in Section 13.3(A) hereof.

         "Rate Option" means the Eurodollar Rate or the Floating Rate.

         "Register" is defined in Section 13.3(C) hereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks and nonbank, nonbroker lenders for the purpose of purchasing or carrying Margin Stock.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligation" is defined in Section 3.7 hereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Replacement Lender" is defined in Section 2.20 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders with aggregate ratable shares (stated as a percentage) greater than fifty percent (50%) of the sum of: (i) the aggregate outstanding principal balance of all Term Loans plus (ii) the aggregate outstanding principal balance of the Supplemental Syndicated Loans plus (iii) the Aggregate Revolving Loan Commitment in effect as of the date of determination, or, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement, the aggregate outstanding principal balance of the Revolving Loans, the Swing Line Loans and the L/C Obligations.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Reserves" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "Revolving Credit Availability" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations at such time.

         "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, plus (ii) the outstanding principal amount of the Swing Line Loans at such time, plus (iii) the L/C Obligations at such time.

         "Revolving Lender" means any Lender with a Revolving Loan Commitment.

         "Revolving Loan" is defined in Section 2.2 hereof.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement (including pursuant to Section 2.6(b)) or to give effect to any applicable assignment and acceptance.

         "Revolving Loan Pro Rata Share" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions in this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in the Swing Line Loans and Letters of Credit by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "Revolving Loan Termination Date" means December 31, 2003.

         "Revolving Note" means a promissory note, in substantially the form of Exhibit B-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "Risk-Based Capital Guidelines" is defined in Section 4.2 hereof.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Interest Rate Agreements to any Lender or any Affiliate of any Lender.

         "Security Agreement" means that certain Security Agreement dated as of the Effective Date executed by the Borrower and the Subsidiary Guarantors in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated, supplemented or otherwise modified from time to time.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Senior Debt" means Total Debt minus  Subordinated Debt.

         "Senior Leverage Ratio" is defined in Section 7.3(B)(ii) hereof.

         "Subordinated Debt" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of such Persons the payment of which is subordinated to the payment of the Secured Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

         "Subsidiary Guarantors" means each Domestic Subsidiary, and their respective successors and assigns to the extent such Domestic Subsidiary's (i) total assets constitute at least 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis or (ii) gross revenues constitute at least 5% of the total gross revenues of the Borrower and its Subsidiaries on a consolidated basis; provided that, if at any time (x) the aggregate amount of the total assets of all Domestic Subsidiaries that are not Subsidiary Guarantors exceeds 15% of the total assets of the Borrower and its Subsidiaries on a consolidated basis or (y) the aggregate amount of gross revenues of all Domestic Subsidiaries that are not Subsidiary Guarantors exceeds 15% of the total gross revenues of the Borrower and its Subsidiaries on a consolidated basis, the Borrower (or, in the event the Borrower has failed to do so within ten days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as "Subsidiary Guarantors" to eliminate such excess, and such designated Domestic Subsidiaries shall for all purposes of this Agreement constitute Subsidiary Guarantors.

         "Subsidiary Guaranty" means that certain Amended and Restated Guaranty in the form of Exhibit J hereto, dated as of the Effective Date, executed by the Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders and the Holders of Secured Obligations, as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors pursuant to a supplement), and as in effect from time to time.

         "Supplemental Syndicated Credit Obligations" means, at any particular time, the aggregate outstanding principal amount of the Supplemental Syndicated Loans at such time.

         "Supplemental Syndicated Lender" means any Lender with a Supplemental Syndicated Loan Commitment.

         "Supplemental Syndicated Loan" is defined in Section 2.2A hereof.

         "Supplemental Syndicated Loan Commitment" means, for each Lender, the obligation of such Lender to make Supplemental Syndicated Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Supplemental Syndicated Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement (including pursuant to Section 2.6(b)) or to give effect to any applicable assignment and acceptance.

         "Supplemental Syndicated Loan Pro Rata Share" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the outstanding principal balance of such Lender's Supplemental Syndicated Loans by
(B) the aggregate outstanding principal balance of the Supplemental Syndicated Loans.

         "Supplemental Syndicated Note" means a promissory note, in substantially the form of Exhibit B-4 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Supplemental Syndicated Loan, including any amendment, restatement, modification, renewal or replacement of such Supplemental Syndicated Note.

         "Supplemental Syndicated Loan Termination Date" means December 31,2004.

         "Swing Line Bank" means Bank One or any other Lender as a successor Swing Line Bank.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.3 hereof.

         "Swing Line Note" means a promissory note, in substantially the form of Exhibit B-2 hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

         "Taxes" is defined in Section 2.15(E)(i) hereof.

         "Term Loan" is defined in Section 2.1(a) hereof.

         "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make its Term Loan pursuant to the terms and conditions of the Original Credit Agreement (which obligation is reevidenced by this Agreement), and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof (including pursuant to Section 2.6(b)).

         "Term Loan Conversion Date" means December 20, 2001.

         "Term Loan Lender" means any Lender with a Term Loan Commitment.

         "Term Loan Pro Rata Share" means, at any particular time and with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Term Loans at such time by (B) the sum of the aggregate amount of all of the Term Loans at such time.

         "Term Loan Termination Date" means December 31, 2004.

         "Term Note" means a promissory note, in substantially the form of Exhibit B-3 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Term Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Term Note.

         "Termination Date" means the earlier of (a) the Revolving Loan Termination Date and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Commitments pursuant to Section
9.1 hereof.

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Total Debt" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, without duplication, other than the sum of the amounts then owed by the Borrower and its Subsidiaries in respect of Hedging Obligations.

         "Total Leverage Ratio" is defined in Section 7.3(B)(i) hereof.

         "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents and the documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the Motorola CPD Acquisition under the Original Credit Agreement, and the extinguishment of any Indebtedness existing immediately prior to the Original Credit Agreement Effective Date and required to be terminated under the Original Credit Agreement and the consummation of the Motorola CPD Acquisition, provided, that such fees, costs and expenses shall not exceed $7,500,000 in the aggregate.

         "Transferee" is defined in Section 13.5 hereof.

         "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

         "Unfunded Liabilities" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Working Capital" means, as at any date of determination, the excess, if any, of (i) the Borrower's consolidated current assets, except cash and Cash Equivalents, over (ii) the Borrower's consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest as of such date.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

1.2 References. The existence throughout this Agreement of references to the Borrower's Subsidiaries is for convenience only. Any references to Subsidiaries of the Borrower set forth herein shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

1.3 Supplemental Disclosure. At any time at the request of the Agent (but not more frequently than one time in each calendar quarter unless the Agent reasonably deems it necessary) and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein.

1.4 Amendment and Restatement of Original Credit Agreement. The Borrower, the Lenders, the Agent, the Swing Line Bank and the Issuing Bank agree that, upon (i) the execution and delivery of this Agreement by the Borrower, the Agent and the Required Lenders and (ii) satisfaction (or waiver by the Agent in its sole discretion) of the conditions precedent set forth in Section 5.1, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Original Credit Agreement or the indebtedness created thereunder, including, without limitation, all "Obligations" and the "Hedging Obligations" under and as defined therein. All outstanding "Loans" and "Letters of Credit" (under and as defined in the Original Credit Agreement) shall continue as Loans and Letters of Credit under (and shall be governed by the terms of) this Agreement. The commitments of each Lender that is a party to the Original Credit Agreement shall, on the Effective Date, automatically be deemed amended and the only Commitments shall be those hereunder.


ARTICLE II:       THE TERM LOAN AND REVOLVING LOAN FACILITIES
-----------       -------------------------------------------

2.1 Term Loans. (a) Amount of Term Loans. Subject to the terms and conditions set forth in the Original Credit Agreement, each Term Loan Lender party thereto on the Original Credit Agreement Effective Date severally and not jointly made a term loan, in Dollars, to the Borrower in an amount equal to such Term Loan Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans were made by the Term Loan Lenders on the Original Credit Agreement Effective Date simultaneously and proportionately to their respective Term Loan Pro Rata Shares and such Term Loans remain outstanding subject to the terms of this Agreement notwithstanding the amendment and restatement of the Original Credit Agreement.

(b) Repayment of the Term Loans. (i) The unpaid principal balance of the Term Loans shall be repaid in twenty (20) consecutive quarterly principal installments, payable on the last Business Day of each fiscal quarter of the Borrower, commencing on March 31, 2000, and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

              Installment Date                           Installment Amount

              March 31, 2000                             $1,250,000
              June 30, 2000                              $1,250,000
              September 30, 2000                         $1,250,000
              December 31, 2000                          $1,250,000

              March 31, 2001                             $2,500,000
              June 30, 2001                              $2,500,000
              September 30, 2001                         $2,500,000
              December 31, 2001                          $2,500,000

              March 31, 2002                             $3,750,000
              June 30, 2002                              $3,750,000
              September 30, 2002                         $3,750,000
              December 31, 2002                          $3,750,000

              March 31, 2003                             $3,750,000
              June 30, 2003                              $3,750,000
              September 30, 2003                         $3,750,000
              December 31, 2003                          $3,750,000

              March 31, 2004                             $5,250,000
              June 30, 2004                              $5,250,000
              September 30, 2004                         $5,250,000
              December 31, 2004                          $5,250,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, notwithstanding the immediately preceding sentence, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

(ii) In addition to the scheduled payments on the Term Loans, the Borrower (a) may make the voluntary prepayments described in Section 2.5(A) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(A) and (b) shall make the mandatory prepayments prescribed in Section 2.5(B) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(B).

2.2 Revolving Loans. (a) Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to the Termination Date, each Revolving Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed the lesser of (i) such Revolving Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time and (ii) such Revolving Lender's Revolving Loan Commitment (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Revolving Lender ratably in proportion to such Revolving Lender's respective Revolving Loan Pro Rata Share.

(b) Borrowing Notice. The Borrower shall request Revolving Loans by delivering to the Agent a Borrowing Notice, signed by it, in accordance with the terms of
Section 2.8. The Agent shall promptly notify each Revolving Lender of such request.

(c) Making of Revolving Loans. Promptly after receipt of the Borrowing Notice under Section 2.8 in respect of Revolving Loans, the Agent shall notify each Revolving Lender by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Revolving Lender shall make available its Revolving Loan in accordance with the terms of Section 2.7. The Agent will promptly make the funds so received from the Revolving Lenders available to the Borrower at the Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Revolving Lender to deposit the amount described above with the Agent on the applicable Borrowing Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

         2.2A Supplemental Syndicated Loans. (a) Generally. Prior to the Term Loan Conversion Date, each Supplemental Syndicated Lender severally and not jointly agreed to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Supplemental Syndicated Lender's Supplemental Syndicated Loan Pro Rata Share of the Supplemental Syndicated Credit Availability at such time (each individually, a "Supplemental Syndicated Loan" and, collectively, the "Supplemental Syndicated Loans"). The Supplemental Syndicated Loans may be continued as Floating Rate Loans or Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II.

         (b) Conversion to Term Loans. The Borrower's option to borrow Supplemental Syndicated Loans has been terminated and the Aggregate Supplemental Syndicated Loan Commitment has been reduced to zero and the outstanding principal balance of the Supplemental Syndicated Loans have been as of the Effective Date converted into amortizing term loans to be repaid in twelve (12) consecutive quarterly installments of principal, payable on the last Business

Day of each calendar quarter, commencing March 31, 2002 and continuing thereafter until the Supplemental Syndicated Loan Termination Date, and the Supplemental Syndicated Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. It is understood and agreed that the Term Loan Conversion Date has occurred and the outstanding principal balance of the Supplemental Syndicated Loans has been converted into the amortizing term loans described hereinabove. Except as otherwise set forth herein, the amounts to be repaid on each such quarterly payment date shall be an amount equal to the installment percentage set forth below opposite such installment date of the outstanding principal balance of the Supplemental Syndicated Loans on the Term Loan Conversion Date:

               Installment Date               Percentage Payable
               March 31, 2002                 6.25%
               June 30, 2002                  6.25%
               September 30, 2002             6.25%
               December 31, 2002              6.25%

               March 31, 2003                 6.25%
               June 30, 2003                  6.25%
               September 30, 2003             6.25%
               December 31, 2003              6.25%

               March 31, 2004                 12.5%
               June 30, 2004                  12.5%
               September 30, 2004             12.5%
               December 31, 2004              12.5%

Notwithstanding anything herein to the contrary, the final installment of the Supplemental Syndicated Loans shall be in the amount of the then outstanding principal balance of the Supplemental Syndicated Loans, which amount shall be due and payable on the Supplemental Syndicated Loan Termination Date. From and after the Term Loan Conversion Date, no installment of any Supplemental Syndicated Loan shall be reborrowed once repaid.

2.3 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, as applicable, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; and provided, further, that at no time shall the sum of (a) the outstanding amount of the Swing Line Loans, plus (b) the outstanding amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.2 (after giving effect to any concurrent repayment of Loans), exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

(b) Borrowing Notice. The Borrower shall deliver to the Swing Line Bank a Borrowing Notice, signed by it, not later than 12:00 noon (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be an amount not less than $500,000. The Agent shall promptly notify each Lender of such request.

(c) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3(b) in respect of Swing Line Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan to the Borrower at the Agent's aforesaid address.

(d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Bank. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Revolving Lender (including the Swing Line Bank) to make a Revolving Loan in the amount of such Revolving Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.3(d), each Revolving Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2 had not then been satisfied, such Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Agent, the Swing Line Bank or any other Person, (B) the occurrence of continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Revolving Lender fails to make payment to the Agent of any amount due under this
Section 2.3(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the Agent receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Revolving Lender fails to make payment to the Agent of any amount due under this Section 2.3(d), such Revolving Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.4 Rate Options for All Advances. The Advances (other than with respect to Swing Line Loans) may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Borrower in accordance with Section
2.10. The Swing Line Loans shall at all times be Floating Rate Loans. The Borrower may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans, the Supplemental Syndicated Loans and the Term Loans; provided, that there shall be no more than fourteen (14) Interest Periods in effect with respect to all of the Loans at any time.

2.5      Optional Payments; Mandatory Prepayments.

(A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances; provided, that (i) the Borrower may not so prepay Floating Rate Advances consisting of Term Loans or Supplemental Syndicated Loans, unless it shall have provided at least one (1) Business Day's written notice to the Agent of such prepayment and (ii) any intended prepayment of the Term Loans shall be applied ratably between the Term Loans and the Supplemental Syndicated Loans and any intended prepayment of the Supplemental Syndicated Loans shall be applied ratably between the Supplemental Syndicated Loans and the Term Loans. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided, that the Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least two (2) Business Days' written notice to the Agent of such prepayment. Unless the aggregate outstanding principal balance of the Term Loans or the Supplemental Syndicated Loans is to be prepaid in full, voluntary prepayments of the Term Loans and the Supplemental Syndicated Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall be applied to each of the then remaining installments payable thereunder in the inverse order of maturity.

(B)      Mandatory Prepayments.

(i)      Mandatory Prepayments of Term Loans.

(a) Upon (1) the consummation of any Asset Sale (other than sales of inventory or worn-out or obsolete property in the ordinary course of business) by the Borrower or any Subsidiary of the Borrower or (2) the Borrower or any Subsidiary suffering an Event of Loss, except to the extent that the Net Cash Proceeds of such Asset Sale or Event of Loss, when combined with the Net Cash Proceeds of all such Asset Sales and Events of Loss during the immediately preceding 12-month period, do not exceed $3,000,000, within three (3) Business Days after the Borrower's or any of its Subsidiaries'
     (i) receipt of any Net Cash Proceeds from any such Asset Sale or Event of Loss, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale or Event of Loss, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Events of Loss, with respect to which the Borrower shall have given the Agent written notice of its intention to repair or replace the property subject to any such Event of Loss within one year following such Event of Loss, shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(a) unless and to the extent that such applicable period shall have expired without such repair or replacement having been made.

     (b) Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from any Financing (other than any Financing involving the issuance or incurrence of Indebtedness permitted under Section 7.2(A)(iii), (v) or (vi), the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

     (c) On or before March 31 of each year (beginning with March 31, 2003) for the most recently ended fiscal year, commencing with the fiscal year ending December 31, 2002, the Borrower shall make a mandatory prepayment in an amount equal to 90% of the Excess Cash Flow, if positive, for such prior fiscal year.

     (d) Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clauses (a), (b) and (c) above which is not expressly permitted by the terms of this Agreement.

     (e) Each mandatory prepayment required by this Section 2.5(B)(i) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations as follows:

                           (I) the first $50,000,000 of the aggregate amount of
                  all Designated Prepayments made on or after November 30, 2001 shall be applied ratably between the Term Loans and the Supplemental Syndicated Loans and allocated to each of the then remaining installments payable under the Term Loans and the Supplemental Syndicated Loans in the inverse order of maturity;

                           (II) following the prepayments specified in
                  subsection (I) above, the amount of each Designated Prepayment shall be applied ratably between the Term Loans and the Supplemental Syndicated Loans and allocated to each of the then remaining installments payable under the Term Loans and the Supplemental Syndicated Loans ratably; and

                           (III) following the payment in full of the Term Loans
                  and the Supplemental Syndicated Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (and shall reduce Revolving Loan Commitments) and following the payment in full of the Revolving Loans, the amount of each such Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

(f) On the date any Designated Prepayment is received by the Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

(ii) Mandatory Prepayments of Revolving Loans. In addition to repayments under Section 2.5(B)(i), if at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

(iii) Subject to the preceding provisions of this Section 2.5(B), all of the mandatory prepayments made under this Section 2.5(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans.

2.6 Reduction of Commitments. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Revolving Lenders to make Revolving Loans hereunder.

2.7 Method of Borrowing. For all Revolving Loans, not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

2.8 Method of Selecting Types and Interest Periods for Advances. (A) For all Revolving Loans, the Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice in substantially the form of Exhibit C hereto (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three (3) Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto.

         (B) For all Loans, the Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Floating Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans pursuant to Section 2.3(d) or a Reimbursement Obligation pursuant to Section 3.7) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment or, if applicable, the unused Aggregate Supplemental Syndicated Loan Commitment.

2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

(A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided, that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

(B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

(C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

(D) Conversion/Continuation Notice. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 10:00 a.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

2.11 Default Rate. After the occurrence and during the continuance of a Default, the interest rate(s) applicable to the Obligations and the fees payable under Section 3.9 with respect to Letters of Credit shall be equal to the rate set forth in Section 2.15(D)(ii) for Senior Leverage Ratios greater than or equal to 4.0 to 1.0 plus two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

2.12 Notes. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note.

2.13 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Borrower authorizes the Agent to charge the account of the Borrower maintained with the Agent for each payment of principal, interest and fees as it becomes due hereunder.

2.14 Telephonic Notices. The Borrower authorizes the Lenders and the Agent to extend Advances and Swing Line Loans, issue Letters of Credit, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

2.15 Promise to Pay; Interest and Facility Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

     (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

     (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (C) Facility Fees. (i) The Borrower shall pay to the Agent, for the account of the Revolving Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Effective Date until the Revolving Loan Termination Date, a facility fee accruing at the rate of the then Applicable Facility Fee Percentage, on the amount of the Aggregate Revolving Loan Commitment in effect from time to time. All such facility fees payable under this clause (C) shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower occurring after the Effective Date (with the first such payment being calculated for the period from the Effective Date and ending on March 31, 2000), and, in addition, on the Revolving Loan Termination Date.

(ii) The Borrower agrees to pay to the Agent and the Arranger for their respective sole accounts (unless otherwise agreed between the Agent or Arranger, as the case may be, and any Lender) the fees set forth in the letter agreements among the Agent, the Arranger and the Borrower dated January 7, 2000 and November 28, 2001, payable at the times and in the amounts set forth therein.

(D) Interest and Fee Basis; Applicable Eurodollar Margin and Applicable Facility Fee Percentage.

(i) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

(ii) The Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Senior Leverage Ratio as described in this Section 2.15(D)(ii):


                                                                                                         Applicable
                                Applicable Floating                    Applicable Eurodollar              Facility
                                    Rate Margins                              Margins                  Fee Percentage
                                    ------------                              -------                  --------------

       Senior                                Term Loans and                        Term Loans and
      Leverage            Revolving           Supplemental         Revolving        Supplemental
        Ratio              Loans            Syndicated Loans         Loans        Syndicated Loans
        -----             ---------         ----------------         -----        ----------------

Greater than or
 equal to 4.0 to 1.0         1.50%               2.25%               2.75%               3.50%              0.75%

Greater than or
 equal to 3.0 to 1.0
 and less than 4.0 to 1.0    1.25%               1.75%               2.50%               3.00%              0.50%

Greater than or
 equal to 2.0 to 1.0
 and less than 3.0 to 1.0    1.00%               1.50%               2.25%               2.75%              0.50%

Less than 2.0 to 1.0         0.75%               1.25%               2.00%               2.50%              0.50%




For purposes of this Section 2.15(D)(ii), the Senior Leverage Ratio shall be determined as prescribed in Section 7.3(B). Upon receipt of the financial statements delivered pursuant to Sections 7.1(D)(ii) and (iii), as applicable, the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage shall be adjusted, such adjustment being effective five
(5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(D)(ii); provided, that if the Borrower shall not have timely delivered its financial statements in accordance with Section 7.1(D)(ii) or (iii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Facility Fee Percentage that the Senior Leverage Ratio was greater than or equal to 4.0 to 1.0.

(E)      Taxes.

     (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or Agent, as the case may be, is organized, carries on a business (other than as a result of a connection arising solely from the execution, delivery or performance of obligations under this

Agreement), or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). Notwithstanding the foregoing sentence, the Borrower shall not be obligated to make any deductions, charges or withholdings from any and all payments to a Lender that is both a Purchaser and is organized or incorporated outside the United States of America (or a political subdivision thereof), unless either (v) the Borrower consents to the assignment of such Purchaser's interest or (w) the Purchaser delivers IRS form W-8BEN, W-8ECI or other applicable form in the manner and by the procedures described in Section 2.15(E)(vi) and continues to comply with Section 2.15(E)(vi). If the Borrower or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Taxes, including, without limitation, any withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the reasonable judgment of such Lender, otherwise adversely affect such Loans, the obligations under the Commitments or such Lender.

     (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

     (iii) The Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
Section 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this Section 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled. Notwithstanding the foregoing, the Borrower shall not be required to indemnify any Lender or the Agent under this
Section 2.15(E)(iii) if such Lender or the Agent, as applicable, fails to comply with Section 2.15(E)(vi).

(iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

(v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
     Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

(vi) Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Effective Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 and from time to time when requested by the Borrower, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that (A) such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax and accompanied by two executed copies of Form W-8BEN or Form W-8ECI of the IRS, or applicable successor forms or, (B) such Lender is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Borrower or any Subsidiary within the meaning of
     Section 881(c)(3)(B) of the Code, or (3) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and accompanied by two executed copies of Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate pursuant to this Section 2.15(E)(vi) covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the expiration of such form, another such certificate and/or two accurate and complete original signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

     (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

     (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

     (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

         Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Aggregate Supplemental Syndicated Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Prime Rate.

2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.19 Termination Date. This Agreement shall be effective until the Term Loan Termination Date. Notwithstanding the termination of this Agreement on the Term Loan Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

2.20 Replacement of Certain Lenders. In the event any Lender (an "Affected Lender") shall have: (i) failed to fund its Revolving Loan Pro Rata Share, Supplemental Syndicated Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable, of any Advance requested by the Borrower, or to fund a Revolving Loan (including to repay Swing Line Loans pursuant to Section 2.3(d) or L/C Obligations) or a Supplemental Syndicated Loan, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured,
(ii) requested compensation from the Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed assignments and acceptances in substantially the form of Exhibit E within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose (a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, Supplemental Syndicated Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20;

provided that upon such Affected Lenders replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under
Section 11.8.


ARTICLE III:      THE LETTER OF CREDIT FACILITY
------------      -----------------------------

3.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower through the Issuing Bank's branches as it and the Borrower may jointly agree, one or more Letters of Credit in accordance with this Article III, from time to time during the period commencing on the date hereof and ending on the Business Day six (6) Business Days prior to the Termination Date.

3.2      [Intentionally Omitted].

3.3 Types and Amounts. The Issuing Bank shall not have any obligation to and shall not:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $85,000,000; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit D hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and
                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

3.5 Procedure for Issuance of Letters of Credit. (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1 and 5.2 hereof have been satisfied, as applicable, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuing Bank's usual and customary business practices and, in this connection, the Issuing Bank may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall have received notice to the contrary from a Lender or has knowledge that the applicable conditions have not been met.

(b) The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

3.6 Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Revolving Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Bank thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Revolving Lender's Revolving Loan Pro Rata Share. The Issuing Bank will notify each Revolving Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Revolving Lender shall make payment to the Agent, for the account of the Issuing Bank, in immediately available funds in an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of the amount of such payment or draw. The obligation of each Revolving Lender to reimburse the Issuing Bank under this
Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Revolving Lender fails to make payment to the Agent of any amount due under this Section 3.6, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Revolving Lender hereunder until the Agent receives such payment from such Revolving Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Revolving Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 3.6.

3.7 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

3.8 Letter of Credit Fees. The Borrower agrees to pay (i) on each Payment Date and on the Termination Date, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) on each Payment Date and on the Termination Date, in arrears, to the Agent for the sole account of the Issuing Bank, a letter of credit fee of one-quarter of one percent (0.25%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by the Issuing Bank, and (iii) to the Agent for the benefit of the Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Bank with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

3.9 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, the Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, the Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

(b) As among the Borrower, the Lenders and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, neither the Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this Section 3.9.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Bank or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.


ARTICLE IV: CHANGE IN CIRCUMSTANCES
-----------------------------------

4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

4.2 Changes in Capital Adequacy Regulations. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change in Capital Adequacy" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 4.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change in Capital Adequacy" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

4.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

4.4 Funding Indemnification. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower agrees to indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance.

4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to Section 2.15(E) or this
Article IV shall use its best efforts to notify the Borrower and the Agent in writing of any Change in Capital Adequacy, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change in Capital Adequacy, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Section 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V: CONDITIONS PRECEDENT
-------------------------------

5.1 Initial Advances and Letters of Credit. The Revolving Lenders shall not be required to make the initial Revolving Loans hereunder and the Issuing Bank shall not be required to issue any new Letters of Credit unless the Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the Lenders:

                  (1) Copies of (a) the Articles of Incorporation of the Borrower, together with all amendments, certified by the Secretary or Assistant Secretary of the Borrower, provided, that the Borrower shall deliver a copy of such Articles of Incorporation, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation within ten (10) days after the Effective Date, and (b) a certificate of good standing of the Borrower, certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (2) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its respective By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower, authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (4) Certificates, in substantially the form of Exhibit H hereto, signed by the chief financial officer of the Borrower, stating that on the Effective Date all the representations in this Agreement are true and correct and no Default or Unmatured Default has occurred and is continuing;

                  (5) A written opinion of the Borrower's and Subsidiary Guarantors' counsel, addressed to the Agent and the Lenders, addressing the issues identified in Exhibit F hereto containing assumptions and qualifications acceptable to the Agent and the Lenders;

                  (6) Evidence satisfactory to the Agent that (a) there exists no injunction or temporary restraining order which, in the judgment of the Agent, would prohibit the making of the Loans or any litigation seeking such an injunction or restraining order, and (b) except as set forth in Schedule 6.7 to this Agreement, there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or (to the Borrower's knowledge) threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Loan Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect.

                  (7) Written money transfer instructions, if reasonably requested by the Agent, addressed to the Agent and signed by an Authorized Officer;

                  (8) The Subsidiary Guaranty, executed by each Subsidiary Guarantor;

                  (9) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit G to this Agreement, including without limitation, the Collateral Documents required to be delivered on or prior to the Effective Date;

                  (10) A copy of this Agreement executed by the Borrower, the Required Lenders and the Agent; and

                  (11) Evidence satisfactory to the Agent that the Borrower has paid to the Agent and the Arranger the fees agreed to in the fee letters, dated January 7, 2000 and November 28, 2001, among the Agent, the Arranger and the Borrower.

5.2 Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

     (i) There exists no Default or Unmatured Default; and

     (ii) The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

         Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. The Agent may require a duly completed officer's certificate in substantially the form of Exhibit H hereto and/or a duly completed compliance certificate in substantially the form of
Exhibit I hereto as a condition to making an Advance.


ARTICLE VI:       REPRESENTATIONS AND WARRANTIES
-----------       ------------------------------

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each of the Holders of Secured Obligations as of the Effective Date, having given effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Date, and thereafter on each date as required by Section 5.2:

6.1 Organization; Corporate Powers. The Borrower and each of its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own and operate its property and to conduct its business as presently conducted and as proposed to be conducted.

6.2      Authority.
---      ----------

         (A) The Borrower and each of its Subsidiaries has the requisite corporate power and authority (i) to execute, deliver and perform each of the Loan Documents which are to be executed by it and (ii) to file the Loan Documents which must be filed by it or which have been filed by it as required by this Agreement or the other Loan Documents or otherwise on or prior to the Effective Date with any Governmental Authority.

         (B) The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which must be executed or filed by the Borrower or any of its Subsidiaries or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise on or prior to the Effective Date and to which the Borrower or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrower and its Subsidiaries, and such approvals have not been rescinded. No other corporate action or proceeding on the part of the Borrower or any of its Subsidiaries is necessary to consummate such transactions.

         (C) Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Agent pursuant to Section 5.1 without the prior written consent of the Required Lenders, and the Borrower and its Subsidiaries have, and, to the best of the Borrower's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Effective Date, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

6.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of the Borrower or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of the Borrower or any such Subsidiary or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents or (iv) require any approval of the Borrower's or any such Subsidiary's shareholders except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act on or prior to the Effective Date, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) filings necessary to create or perfect security interests in the Collateral.

6.4      Financial Statements.

         (A) The balance sheets, income statements and statements of cash flow of the Borrower and its Subsidiaries, copies of which are attached hereto as
Schedule 6.4 to this Agreement, present the financial condition of the Borrower and such Subsidiaries as of such date, reflect those liabilities reflected in the notes thereto and resulting from the transactions contemplated by this Agreement and demonstrate that the Borrower and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The projections and assumptions expressed in the financials referenced in this Section 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrower at the time so furnished and, since the preparation thereof and up to the Effective Date, there has occurred no material adverse change in the business, financial condition, operations, or, prospects of the Borrower, its Subsidiaries, or the Borrower and its Subsidiaries taken as a whole.

         (B) Complete and correct copies of the balance sheet of the Borrower as at September 30, 1999, and the related statements of income, changes in stockholders' equity investment and cash flows of the Borrower for the fiscal period then ended, and the audit report related thereto have been delivered to the Agent.

6.5      No Material Adverse Change.

         Since the Effective Date, there has occurred no event which has had or could reasonably be expected to result in a Material Adverse Effect.

6.6      Taxes.

     (A) Tax Examinations. All material deficiencies which have been asserted against the Borrower or any of the Borrower's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Effective Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Neither the Borrower nor any of the Borrower's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) Payment of Taxes. All tax returns and reports of the Borrower and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. The Borrower has no knowledge of any proposed tax assessment against the Borrower or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

6.7 Litigation; Loss Contingencies and Violations. Except as set forth in
Schedule 6.7 to this Agreement which lists all pending litigation involving individual claims against the Borrower or any of its Subsidiaries of more than $1,000,000, there is no action, suit, proceeding, arbitration or (to the Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Loan Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrower prepared and delivered pursuant to Section 7.1(D) for the fiscal period during which such material loss contingency was incurred. Neither the Borrower nor any of its Subsidiaries is
(A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B)subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

6.8 Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrower, its Subsidiaries and any other Person in which the Borrower or any of its Subsidiaries holds an Equity Interest; and
(ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrower and the direct and indirect Subsidiaries of the Borrower is qualified to transact business as a foreign corporation, and (B) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrower and each Subsidiary of the Borrower in any Person that is not a corporation. Except as described on Schedule 6.8, none of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock.

6.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth on Schedule 6.9, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Borrower and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Borrower nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to result in Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any Subsidiary is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any material liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA. Neither the Borrower nor any of its Subsidiaries has, solely by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

6.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrower and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.11 Material Agreements. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

6.12 Compliance with Laws; Securities Activities. (a) The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) Without limiting the foregoing clause (a), the Borrower and its Subsidiaries are in compliance with Regulations T, U and X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U).

6.13 Assets and Properties. The Borrower and each of its Subsidiaries has good and marketable title to all of its material assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its material leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.2(B). Substantially all of the material assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Agent for the benefit of the Agent and the Holders of Secured Obligations, neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrower or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

6.14 Statutory Indebtedness Restrictions. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

6.15 Labor Matters. As of the Effective Date, no attempt to organize the employees of the Borrower and no labor disputes, strikes or walkouts affecting the operations of the Borrower or any of its Subsidiaries, is pending, or, to the Borrower's knowledge, threatened, planned or contemplated, which could reasonably be expected to have a Material Adverse Effect.

6.16 Environmental Matters. (a) Except as disclosed on Schedule 6.16 to this Agreement:

(i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

(ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

(iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

(iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material, except such as have been operated or maintained in material compliance with Environmental, Health or Safety Requirements of Law; and

(v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

     (b) For purposes of this Section 6.16 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower or any of its Subsidiaries to liability in excess of $1,000,000.

ARTICLE VII:   COVENANTS
------------   ---------

7.1 Affirmative Covenants. The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

(A) Preservation of Corporate Existence, Etc. The Borrower shall do or cause to be done, and shall cause each Subsidiary Guarantor to do or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence except to the extent permitted by Section 7.2(C) or 7.2(D), and its qualification as a foreign corporation in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and the rights, licenses, permits (including those required under Environmental, Health or Safety Requirements of Law), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority; provided, however, that, notwithstanding the foregoing, the Borrower may effect the dissolution of CTS Wireless and CTS Manufacturing Ltd., a company organized under the laws of Thailand.

(B) Compliance with Laws, Etc. The Borrower and its Subsidiaries shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental, Health or Safety Requirements of Law), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid could reasonably be expected to give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Borrower or Subsidiary in accordance with Agreement Accounting Principles.

(C) Maintenance of Properties; Insurance. The Borrower shall maintain, preserve and protect all property that is material to the conduct of the business of the Borrower or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 7.1(C). The Borrower shall deliver to the Agent endorsements (y) to all "All Risk" physical damage insurance policies on all of the Borrower's and its Subsidiaries' tangible personal property and assets and business interruption insurance policies naming the Agent as loss payee, and (z) to all general liability and other liability policies naming the Agent as an additional insured. In the event the Borrower or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

(D) Reporting Requirements. The Borrower shall furnish to the Lenders and the Agent the following:

                  (i) Promptly and in any event within three (3) calendar days after becoming aware of the occurrence of (A) any Unmatured Default or Default,
(B) the commencement of any material litigation against, by or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Borrower or any of its Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrower, to result in a material adverse change in the business, properties, operations or financial condition of the Borrower or any of its Subsidiaries or affects the value of, or the Agent's interest in, the Collateral, taken as a whole, in any material respect, a statement of the chief financial officer of the Borrower setting forth details of each such Unmatured Default or Default and such litigation, material contract or undertaking or development and the action which the Borrower or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (ii) As soon as available and in any event within 50 days after the end of each fiscal quarter of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of the Borrower stating (A), substantially in the form of Exhibit H hereto, that no Unmatured Default or Default has occurred and is continuing or, if an Unmatured Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto and (B), substantially in the form of Exhibit I hereto, that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 7.3(A), (B) and (C) is in conformity with the terms of this Agreement;

                  (iii) As soon as available and in any event within 15 Business Days after the end of each monthly accounting period of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such period, and the related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such period setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with Agreement Accounting Principles, together with a certificate of the chief financial officer of the Borrower stating, substantially in the form of Exhibit H hereto, that no Unmatured Default or Default has occurred and is continuing or, if an Unmatured Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

                  (iv) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal year, with a customary audit report of independent public accountants selected by the Borrower and acceptable to the Required Lenders, without qualifications unacceptable to the Required Lenders;

                  (v) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements, including without limitation Forms 8-K, 10-K and 10-Q, which the Borrower or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Commission or any successor agency thereof;

                  (vi) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof, (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (C) a copy of any notice that the Borrower, any of it Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                  (vii) Promptly and in any event by no later than February 28, 2002, such valuations, appraisals and certificates as the Agent may require in order to satisfy itself as to the value of the Collateral, the financial condition and insurance coverage of the Borrower and its Subsidiaries and the lack of material Contingent Obligations of the Borrower and its Subsidiaries; and

                  (viii) Promptly, such other information respecting the business, properties operations or financial condition of the Borrower or any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale (and the use of the Net Cash Proceeds thereof), as any Lender or the Agent may from time to time reasonably request.

(E) Accounting; Access to Records, Books, Etc. The Borrower shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles and to comply with the requirements of this Agreement and at any reasonable time and from time to time,
(i) permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Borrower does hereby authorize such Persons to discuss such affairs, finances and account with any Lender or the Agent, and (ii) permit the Agent or any of it agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including, without limitation, the Collateral.

(F) Additional Subsidiary Documentation. As soon as practicable and in any event within thirty (30) days after any Person becomes a Subsidiary of the Borrower, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and, in the case of a Domestic Subsidiary which qualifies as a Subsidiary Guarantor, shall cause such Person to become a party to the Subsidiary Guaranty by executing a supplement thereto and the Collateral Documents as set forth in
Section 7.1(G) below.

         Pledge Agreements; Security Agreements and Mortgages. The Borrower shall execute or cause to be executed:

(i) on or prior to the Effective Date, the Security Agreement, and one or more Pledge Agreements in favor of the Agent for the benefit of the Holders of Secured Obligations with respect to all of the Capital Stock owned by the Borrower and its Domestic Subsidiaries of each of the Domestic Subsidiaries in existence on the date hereof;

(ii) (x) within five (5) Business Days after any Subsidiary becoming a Domestic Subsidiary, a Pledge Agreement (or supplement thereto) in favor of the Agent for the benefit of the Holders of Secured Obligations with respect to all of the Capital Stock of such Subsidiary owned by the Borrower and its Domestic Subsidiaries in the form of Exhibit L hereto (in the case of a pledge by the Borrower) or Exhibit M hereto (in the case of a pledge by a Domestic Subsidiary) and (y) within thirty (30) days after any Subsidiary becoming a First Tier Foreign Subsidiary, a pledge agreement (or supplement thereto) or share mortgage in favor of the Agent for the benefit of the Holders of Secured Obligations with respect to the lesser of (i) 100% (or, in respect of any First Tier Foreign Subsidiary, 65% so long as a 100% pledge would cause such First Tier Foreign Subsidiary's accumulated and undistributed earnings and profits to be deemed to be repatriated to the Borrower or a Domestic Subsidiary for U.S. federal income tax purposes) of all the outstanding Capital Stock of each First Tier Foreign Subsidiary and (ii) all of the outstanding Capital Stock of each First Tier Foreign Subsidiary currently or hereafter owned by the Borrower and its Domestic Subsidiaries; and provided that no such pledge of the Capital Stock of a First Tier Foreign Subsidiary shall be required hereunder to the extent such pledge is prohibited by applicable law or the Agent and its counsel reasonably determine that such pledge would not provide material Collateral for the benefit of the Holders of Secured Obligations pursuant to legally binding, valid and enforceable Pledge Agreements;

(iii) within five (5) Business Days after any Subsidiary becoming a Subsidiary Guarantor, a supplement to the Security Agreement (in the form attached thereto), intellectual property security agreements (or counterparts thereto) in form and substance satisfactory to the Agent and the other documents required thereby; and

(iv) within thirty (30) days after the Borrower or any Domestic Subsidiary acquires any fee interest in real property, a Mortgage executed by such acquiring Person;

and the Borrower shall deliver to the Agent all such Pledge Agreements, Subsidiary Guarantees and other Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions, UCC financing statements, real estate title insurance policies, environmental reports, the stock certificates representing the Capital Stock subject to such pledge, stock powers with respect thereto executed in blank, and such other documents as shall be reasonably requested to perfect the Lien of such pledge) in each case in form and substance reasonably satisfactory to the Agent, and the Agent shall be reasonably satisfied that it has a first priority perfected pledge of or charge over the Collateral related thereto; provided that, with respect to the pledge of Capital Stock in First Tier Foreign Subsidiaries in existence on the date hereof, Mortgages on real property owned by the Borrower or any of its Domestic Subsidiaries in existence on the date hereof and intellectual property owned by the Borrower or any of its Domestic Subsidiaries on the date hereof, no such relevant Pledge Agreements, Mortgages and intellectual property security agreements are required to be delivered hereunder until February 28, 2002 (it being understood and agreed that the failure to deliver such Pledge Agreements, Mortgages and intellectual property security agreements by February 28, 2002 shall constitute a Default hereunder).

7.2 Negative Covenants. Until the Term Loan Termination Date and thereafter until payment in full of the Obligations and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

(A) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

(i)      The Obligations;

(ii) The Indebtedness described in Schedule 7.2(A) hereto (including amounts available to be drawn under the facilities described on such Schedule), having the same terms as those existing on the date of this Agreement, but no increase in the amount thereof shall be permitted;

(iii) Indebtedness of any Domestic Subsidiary of the Borrower owing to the Borrower (provided any such Domestic Subsidiary enters into a Subsidiary Guaranty with such Domestic Subsidiary's liability thereunder being limited to an amount equal to its Indebtedness to the Borrower) or to any other Subsidiary of the Borrower and Indebtedness of the Borrower owing to any Subsidiary of the Borrower; provided that if the Borrower is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate in full to the Secured Obligations;

(iv) Indebtedness of the Borrower or any Subsidiary other than (i) through (iii) above, in an amount not exceeding $7,500,000 in aggregate principal amount outstanding in addition to the amount of such Indebtedness outstanding as of the Effective Date; and

(v)      Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

(vi)     Hedging Obligations to the extent permitted by Section 7.2(K).

(B) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Borrower or any of its Subsidiaries, other than:

(i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

(ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not reasonably be expected to result in a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Borrower or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due,
     (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment and (E) pledges or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries, or surety, customs or appeal bonds to which the Borrower or any of its Subsidiaries is a party;

(iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Borrower or any of its Subsidiaries;

(iv) Liens on assets located outside the United States and owned by foreign Subsidiaries which (A) do not secure aggregate obligations exceeding $7,500,000 (B) would not result in a Material Adverse Effect and (C) constitute Liens securing loans to, and owing solely by Foreign Subsidiaries;

(v) Lien created to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Borrower or any of it Subsidiaries, provided (w) that such Liens may only be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not exceed the purchase price paid by the Borrower or such Subsidiary for such fixed asset, (x) that such Lien does not encumber any other asset at any time owned by the Borrower or such Subsidiary, (y) that not more than one such Lien shall encumber such fixed asset at any one time and (z) such Liens do not secure aggregate Indebtedness exceeding $7,500,000 at any one time;

(vi)     Liens existing on the Effective Date and described on Schedule 7.2(B);
         and

(vii)    Liens created by the Loan Documents.

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Holders of Secured Obligations, as additional collateral for the Obligations.

(C) Merger; Acquisitions: Etc. Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the Capital Stock of or other Equity Interest in any other Person, nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person.

(D) Disposition of Assets Etc. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests) to any Person, except: (i) the sale of inventory in the ordinary course of business; (ii) the sale or other disposition of assets or lines of business which are, in the judgment of the Borrower, nonessential, provided that the fair market value of assets in a single transaction does not exceed $7,500,000 and the fair market value of assets in all such transactions does not exceed $7,500,000 for any fiscal year;
(iii) the sale or other disposition of assets by the Borrower or any Subsidiary to any Subsidiary, provided that, in the case of this clause (iii), (a) solely if the transferee is a Domestic Subsidiary, the security interests granted pursuant to the applicable Collateral Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and (b) any sale or other disposition of assets by the Borrower or any Domestic Subsidiary to a Foreign Subsidiary shall not exceed $7,500,000 in the aggregate during the term of this Agreement, provided, further, that such limitation shall not apply to assets being transferred from one Foreign Subsidiary to another Foreign Subsidiary in connection with the Borrower's manufacturing optimization program; (iv) the sale or other disposition of assets by any consolidated Subsidiary and Subsidiary Guarantor to another consolidated Subsidiary and Subsidiary Guarantor or by any consolidated Subsidiary and Subsidiary Guarantor to the Borrower; (v) the sale or other disposition of any obsolete manufacturing equipment disposed of in the ordinary course of business or (vi) the Permitted Sales; provided that the transactions permitted by the foregoing clauses (ii), (v) and (vi) shall only be permitted if (x) prior to and immediately after any such transaction no Default or Unmatured Default shall exist or shall have occurred and be continuing and
(y) at least 80% of the proceeds from such transactions constitute cash or Cash Equivalents.

(E) Nature of Business. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement and businesses reasonably related thereto.

(F) Investments, Loans and Advances. Make any loan or advance to any Person or purchase or otherwise acquire any Capital Stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person, except: (i) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (ii) commercial paper of a domestic issuer rated at least "A-2" by Standard & Poor's Ratings Group or "P-2" by Moody's Investors Service, Inc.; (iii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within or without the United States of America having capital and surplus in excess of $100,000,000; (iv) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary; (v) acquisitions permitted by Section 7.2(C); (vi) preferred stock or corporate bonds of domestic corporations all of whose senior debt bears a rating of a least "A" by Standard & Poors Ratings Group or Moody's Investors Service, Inc.; (vii) stock of any Foreign Subsidiary which is issued in payment of existing Indebtedness owing to the Borrower described on Schedule 7.2(a) or (viii) Investments in the aggregate not exceeding $7,500,000 which are not described in (i) through (vi) above.

(G) Guarantees, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person other than a consolidated

Subsidiary against loss) for the obligations of any Person other than the Borrower or a Subsidiary Guarantor or any other Contingent Obligation with respect to any Person other than the Borrower or a Subsidiary Guarantor, except
(i) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (ii) guarantees of Indebtedness permitted pursuant to Section 7.2(A).

(H) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Borrower or such Subsidiary than those which could be obtained if such contract or undertaking were an arm's length transaction with a Person other than an Affiliate.

(I) Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (i) leases existing on the date of this Agreement and any extensions or renewals thereof, but no increase in the amount payable thereunder; and (ii) leases (other than Capitalized Leases or leases constituting Off-Balance Sheet Liabilities) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $10,000,000.

(J) Restricted Payments. Declare or make any Restricted Payment; provided, however, that the Borrower may pay quarterly dividends at a rate not in excess of the declared value per share announced by the Borrower on December 7, 2001.

(K) Hedging Obligations. Enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower pursuant to which the Borrower has hedged its actual or forecasted interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Borrower and any Lender or any affiliate of any Lender to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans at such time are sometimes referred to herein as "Interest Rate Agreements" and the obligations of the Borrower with respect to such Interest Rate Agreements shall be Secured Obligations secured by the Collateral.

(L) Margin Regulations. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of any credit extended hereunder to purchase or carry any "margin stock" (as defined in Regulation U).

7.3  Financial Covenants.  The Borrower shall comply with the following:

(A) Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall maintain on a consolidated basis a ratio ("Fixed Charge Coverage Ratio") of (i) EBITDA during such period to (ii) the sum of the amounts of (a) Interest Expense during such period to the extent payable in cash plus (b) the scheduled amortization of the principal portion of the Term Loans and any other Indebtedness of the Borrower and its Subsidiaries during such period plus (c) any Contingent Purchase Price Obligation plus (d) tax expense to the extent paid during such period plus (e) Restricted Payments paid during such period minus
(f) payments received by the Borrower or any Subsidiary representing cancellation of purchase orders from Motorola, of at least the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

               Quarter Ending          Fixed Charge Coverage
               --------------          ---------------------
                                              Ratio
                                              -----

         December 31, 2001                 1.00 to 1.00

         March 31, 2002                    1.00 to 1.00
         June 30, 2002                     1.25 to 1.00
         September 30, 2002                1.25 to 1.00
         December 31, 2002                 1.25 to 1.00

         March 31, 2003                    1.50 to 1.00
         June 30, 2003                     1.75 to 1.00
         September 30, 2003 and each       2.00 to 1.00
         quarter thereafter

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

(B) Leverage Ratios. (i) The Borrower and its Subsidiaries on a consolidated basis shall not permit the ratio (the "Total Leverage Ratio") of (i) Total Debt to (ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

            Quarter Ending                 Total Leverage
            --------------                 --------------
                                               Ratio
                                               -----

         December 31, 2001                  6.50 to 1.00

         March 31, 2002                     6.50 to 1.00
         June 30, 2002                      5.50 to 1.00
         September 30, 2002                 5.00 to 1.00
         December 31, 2002                  4.00 to 1.00

         March 31, 2003                     3.25 to 1.00
         June 30, 2003                      2.75 to 1.00
         September 30, 2003 and each        2.50 to 1.00
         quarter thereafter

         (ii) The Borrower and its Subsidiaries on a consolidated basis shall not permit the ratio (the "Senior Leverage Ratio") of (i) Senior Debt to (ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter or date ending on the corresponding date set forth below:

         Quarter or Date Ending                  Senior Leverage Ratio
         ----------------------                  ---------------------

         December 31, 2001                             6.50 to 1.00

         April 15, 2002                                4.00 to 1.00
         June 30, 2002                                 3.75 to 1.00
         September 30, 2002                            3.25 to 1.00
         December 31, 2002                             2.50 to 1.00

         March 31, 2003                                2.00 to 1.00
         June 30, 2003 and each quarter                1.50 to 1.00
         thereafter


                  In each case, the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (i) Total Debt as of the last day of such fiscal quarter and (ii) EBITDA for the four fiscal quarter period ending on such day.

(C) Consolidated Net Worth. The Borrower shall not permit the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than an amount equal to the sum of (i) 85% of the Consolidated Net Worth of the Borrower and its Subsidiaries on a consolidated basis as at December 31, 1998 plus (ii) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each complete fiscal year of the Borrower commencing December 31, 1998, provided that if such Net Income is negative in any fiscal year the amount added for such fiscal year shall be zero and such negative Net Income shall not reduce the amount of such Net Income added for any other fiscal year plus (iii) an amount equal to the proceeds of any Financing by the Borrower involving the issuance of Equity Interests. For purposes of determining Consolidated Net Worth of the Borrower and its Subsidiaries as required by this Section 7.4(C) only, Consolidated Net Worth of the Borrower and its Subsidiaries shall be adjusted as follows: (i) amounts paid by the Borrower after the Original Credit Agreement Effective Date to repurchase common stock not exceeding (x) $25,000,000 in aggregate amount for the period from such Original Credit Agreement Effective Date through the end of the fiscal year ending December 31, 2000 and (y) $50,000,000 in aggregate amount at any time thereafter shall not be deducted in the determination of such Consolidated Net Worth; (ii) the effect of any adjustments in the cumulative foreign currency translation account of the Borrower and its Subsidiaries shall be excluded in calculating the Borrower's Consolidated Net Worth; and (iii) the effect of any charge-offs for in-process research and development costs of the Borrower and its Subsidiaries attributable to the Motorola CPD Acquisition shall be excluded in calculating the Borrower's Consolidated Net Worth.

(D) Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend for Capital Expenditures during any period set forth below, in the aggregate for the Borrower and its Subsidiaries, in excess of:

 (i) $35,000,000 for the period from January 1, 2002 through December 31, 2002; and

(ii)     $40,000,000 for the period from January 1, 2003 through December
         31, 2003 and for each period of January 1 through December 31 of each fiscal year thereafter;

         provided that to the extent that the Capital Expenditures made in any period set forth above are less than the amount set forth for such period, then after the available amount for the next succeeding fiscal year has been fully used, the Borrower and the Subsidiaries may make additional Capital Expenditures during such next succeeding fiscal year in an aggregate amount that at the time each such Capital Expenditure is made is not in excess of the unused amount from the immediately prior period set forth above.

7.4 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Interest Rate Agreements permitted to be incurred under the terms of
Section 7.2(K) hereof.

7.5 Issuance of Securities. The Borrower will not, nor will it permit any Subsidiary to, consummate any Financing (other than the issuance or sale of Equity Interests which do not contain any redemption or put rights) unless the terms and conditions applicable to such Financing have been approved by the Required Lenders and the Administrative Agent.

ARTICLE VIII:     DEFAULTS
-------------     --------

8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

(a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or
(ii) shall fail to pay within two (2) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

(b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

(i) Section 7.1 and such failure shall continue unremedied for five (5) Business Days; or

(ii)     Section 7.2, 7.3, 7.4 or 7.5.

(c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Agent, the Arranger or any Lender herein or by the Borrower or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

(d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 8.1), or the Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the earlier of (i) notice from the Agent or (ii) the date on which any Authorized Officer shall first have actual knowledge thereof.

(e) Default as to Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $5,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

(f)      Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i) An involuntary case shall be commenced against the Borrower or any of the Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

(ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of the Borrower's Subsidiaries or over all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of the Borrower's Subsidiaries or of all or a substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of the Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of the Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

(h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

(i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any Subsidiary Guarantor shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

(j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders, to enforce the Obligations against the Borrower or any Subsidiary Guarantor or enforce their rights against the Collateral ceases to be in full force and effect or (ii) the Borrower or any of the Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

(k) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower and the Subsidiary Guarantors to liability in excess of $1,000,000.

(l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $1,000,000.

(m)  Change of Control.  A Change of Control shall occur.

(n) Interest Rate Agreements. Nonpayment by the Borrower of any obligation under any Interest Rate Agreement or the breach by the Borrower of any term, provision or condition contained in any such Interest Rate Agreement.

(o) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has subjected or is reasonably likely to subject the Borrower to liability in excess of $1,000,000 over and above the amount of existing reserves reflected on the financial statements of the Borrower or CTS Wireless, in each case as of December 31, 1999.

(p) Collateral Documents. The Borrower shall fail to comply with any of the terms or provisions of any Collateral Document for five (5) Business Days, subject to any applicable cure periods contained therein, after notice of such non-compliance from the Agent.

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES
-----------  ------------------------------------------------------------------

9.1 Termination of Commitments; Acceleration. If any Default described in
Section 8.1(f) or 8.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, (a) the Lenders with Revolving Loan Pro Rata Shares greater than fifty percent (50%) may terminate or suspend the obligations of the Revolving Lenders to make Revolving Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, (b) prior to the Term Loan Conversion Date, the Lenders with Supplemental Syndicated Loan Pro Rata Shares greater than fifty percent (50%) may terminate or suspend the obligations of the Supplemental Syndicated Lenders to make Supplemental Syndicated Loans hereunder and/or (c) the Required Lenders may declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

9.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

(i) Postpone or extend the Revolving Loan Termination Date, Supplemental Syndicated Loan Termination Date, Conversion Date, Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations or (b) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

(ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

(iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

(iv)     Increase the amount of any Commitment of any Lender hereunder.

(v)      Permit the Borrower to assign its rights under this Agreement.

(vi) Release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty.

(vii) Other than (a) pursuant to a transaction permitted by the terms of this Agreement or any Loan Document or (b) pursuant to an Asset Sale the proceeds of which are used to make the prepayments required under
         Section 2.5(B)(i) hereof, release all or substantially all of the Collateral which is subject to the Loan Documents.

(viii)   Amend this Section 9.2.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent or (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank. The Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders.

9.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


ARTICLE X: GENERAL PROVISIONS
-----------------------------

10.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3 Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation, after the occurrence and during the continuance of a Default, to (i) pay or discharge taxes, liens, security interests or other encumbrances levied or placed or threatened against any Collateral (other than any of the foregoing which is permitted hereunder) and (ii) make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to enforce the Obligations or to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 10.3, together with interest thereon at the rate from time to time applicable to Revolving Loans that are Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section
10.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

10.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.7     Expenses; Indemnification.

(A) Expenses. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 10.7(A).

(B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

(i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of or participation in the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

(ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, reasonable attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower or its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnitees in respect of which indemnity may be sought hereunder, the Borrower shall be entitled to assume the defense thereof with counsel selected by the Borrower (which counsel shall be reasonably satisfactory to such Indemnitees) and after notice from the Borrower to such Indemnitees of its election so to assume the defense thereof, the Borrower will not be liable to such Indemnitees hereunder for any legal or other expenses subsequently incurred by such Indemnitees in connection with the defense thereof other than reasonable costs of investigation and such other expenses as have been approved in advance; provided that (i) if counsel for such Indemnitees determines in good faith that there is a conflict which requires separate representation for the Borrower and such Indemnitees, or (ii) the Borrower fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnitees in any such action, then in either such event such Indemnitees shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnitees and the Borrower shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnitees and such Indemnitees shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Borrower and any counsel designated by the Borrower. Nothing contained herein shall preclude any Indemnitees, at their own expense, from retaining additional counsel to represent such Indemnitees in any action with respect to which indemnity may be sought from the Borrower hereunder. The Borrower shall not be liable under this Agreement for any settlement made by any Indemnitees without the Borrower's prior written consent (which consent shall not be unreasonably withheld), and the Borrower agrees to indemnify and hold harmless any Indemnitees from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrower. The Borrower shall not settle any claim or action without the prior written consent of the Indemnitees, which consent shall not be unreasonably withheld.

(C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any of its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

(D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in Agreement Accounting Principles are hereafter required or permitted and are adopted by the Borrower with the agreement of its independent public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into with respect to any Accounting Changes, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

10.12 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT, THE ARRANGER OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A) JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(B) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE XI:  THE AGENT
-----------  ---------

11.1 Appointment; Nature of Relationship. Bank One is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Holders of Secured Obligations by reason of this Agreement and that the Agent is merely acting as the representative of the Holders of Secured Obligations with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the contractual representative of the Holders of Secured Obligations, the Agent (i) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-102 of the Uniform Commercial Code and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each of the Holders of Secured Obligations waives.

11.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

11.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

11.4 No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default; or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Subsidiary Guarantor, the Borrower or any of its Subsidiaries.

11.5 Action on Instructions of Lenders. The Agent in all cases, as between the Agent and the Lenders, shall be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes and all Holders of Secured Obligations. As between the Agent and the Lenders, the Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

11.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

11.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

11.8 The Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

11.9 Rights as a Lender. With respect to its Revolving Loan Commitment, its Supplemental Syndicated Loan Commitment, its Term Loan Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

11.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

11.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no

Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

11.12 Collateral Documents. (a) Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

                  (b) In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

                  (c) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.12(c).

                  (d) Upon any sale, transfer or other disposition of assets constituting Collateral which is expressly permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold, transferred or disposed; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's commercially reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS
------------  ------------------------

12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any of the Obligations shall become due and payable and remain unpaid, any indebtedness from any Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender.

12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

12.3 Application of Payments. The Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations, including any such payments or prepayments made with proceeds of Collateral, in the following order:

                  (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                  (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

                  (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                  (E) fifth, to pay interest due in respect of Swing Line Loans;

                  (F) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

                  (G) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

                  (H) eighth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans), Reimbursement Obligations and Hedging Obligations under Interest Rate Agreements on a pro rata basis; and

                  (I) ninth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Bank and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (I) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Agent.

12.4     Relations Among Lenders.

(a) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in Section 12.4(b) below, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral Document or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

(b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to Section 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XIII: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
---------------------------------------------------------------

13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
13.3 hereof. Notwithstanding clause (ii) of this Section 13.1, any



Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2     Participations.

(A) Permitted Participants; Effect. Subject to the terms set forth in this
Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrower and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

(B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan, Revolving Loan Commitment postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Revolving Loan Commitment or releases all or substantially all of the Collateral, if any, securing any such Loan.

(C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

13.3     Assignments.

(A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this Section
13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of Exhibit E hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves loans and commitments in an aggregate amount of at least $5,000,000 (which minimum amount may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Agent (which consent shall not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

(B) Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit E hereto (a "Notice of Assignment"), together with any consent required by Section 13.3.(A) hereof, and (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

13.4 Confidentiality. Subject to Section 13.5, the Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree in writing) to comply with this Section 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

13.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree in writing to preserve in accordance with Section 13.4 the confidentiality of any confidential information described therein.


ARTICLE XIV: NOTICES
--------------------

14.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

14.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

\
ARTICLE XV:  COUNTERPARTS
-----------  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Required Lenders and each party hereto has notified the Agent by telex, facsimile or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]

                                                                  Signature Page

                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                  CTS CORPORATION, as the Borrower


                  By:___________________________
                     Name:
                     Title:

                  Address:  905 West Boulevard North
                            Elkhart, Indiana 46514

                  Attention:      Vinod Khilnani
                  Telephone No.:  (219) 293-7511
                  Facsimile No.:  (219) 293-6146



                  BANC ONE CAPITAL MARKETS, INC.,
                  as the Arranger


                  By:___________________________
                     Name:
                     Title:

                  Address:     _________________

                  Attention:  _________________
                  Telephone No.:  (___) _________
                  Facsimile No.:  (___) _________


                  BANK ONE, NA (formerly known as NBD BANK, N.A.), as the Agent, as a Lender, as the Issuing Bank and as the Swing Line Bank


                  By:___________________________
                     Name:
                     Title:

                  Address:     _________________

                  Attention:  _________________
                  Telephone No.:  (___) _________
                  Facsimile No.:  (___) _________

                  ABN AMRO BANK N.V., as Documentation Agent and as a Lender


                  By:___________________________
                     Name:
                     Title:


                  By:___________________________
                     Name:
                     Title:

                  Address:   135 South LaSalle Street
                             Chicago, Illinois 60603

                  Attention:      Thomas Toerpe
                  Telephone No.:  (312) 904-2130
                  Facsimile No.:  (312) 606-8425



                  HARRIS TRUST AND SAVINGS BANK,
                  as Syndication Agent and as a Lender


                  By:___________________________
                     Name:
                     Title:

                  Address:   111 West Monroe Street
                             10th Floor
                             Chicago, Illinois 60603

                  Attention:      Thad D. Rasche
                  Telephone No.:  (312) 461-5739
                  Facsimile No.:  (312) 461-5225



                  THE NORTHERN TRUST COMPANY,
                  as a Lender


                  By:___________________________
                     Name:
                     Title:

                  Address:   50 South LaSalle Street
                             Chicago, Illinois 60675

                  Attention:      Candelario Martinez
                  Telephone No.:  (312) 557-2816
                  Facsimile No.:  (312) 444-7028

                  KEYBANK NATIONAL ASSOCIATION,
                  as a Lender


                  By:___________________________
                     Name:     Mary K. Young
                     Title:    Vice President

                  Address:     Mailcode:  OH-01-27-0606
                               127 Public Square
                               Cleveland, Ohio 44114-1306

                  Attention:      Mary K. Young
                  Telephone No.:  (216) 689-4443
                  Facsimile No.:  (216) 689-4981



                  NATIONAL CITY BANK OF INDIANA,
                  as a Lender


                  By:___________________________
                     Name:
                     Title:

                  Address    101 North Main Street
                             Elkhart, Indiana 46516

                  Attention:      Robert E. Norrell, Jr.
                  Telephone No.:  (219) 294-3333, ext. 237
                  Facsimile No.:  (219) 389-9543



                  THE BANK OF TOKYO-MITSUBISHI, LTD.
                  as a Lender


                  By:___________________________
                     Name:     Shinichiro Munechika
                     Title:    Deputy General Manager

                  Address:     227 West Monroe Street
                               Suite 2300
                               Chicago, Illinois 60606

                  Attention:      Neil G. Mesch
                  Telephone No.:  (312) 696-4656
                  Facsimile No.:  (312) 696-4535

                  SUNTRUST BANK,
                  as a Lender


                  By:___________________________
                     Name:
                     Title:

                  Address:     303 Peachtree Street, NE
                               3rd Floor
                               Mail Code 1928
                               Atlanta, Georgia 30308

                  Attention:     Thomas Shanklin
                  Telephone No.: (404) 724-3457
                  Facsimile No.: (404) 658-4905



                  WACHOVIA BANK, N.A.,
                  as a Lender


                  By:___________________________
                     Name:
                     Title:

                  Address:   191 Peachtree Street, NE
                             Atlanta, Georgia 30303

                  Attention:      John C. Canty
                  Telephone No.:  (404) 332-4331
                  Facsimile No.:  (404) 332-5016

                               SECURITY AGREEMENT



                  This SECURITY AGREEMENT ("Agreement"), dated as of December 20, 2001 is made by CTS Corporation, an Indiana corporation (the "Borrower"), each of the Subsidiaries of the Borrower signatory hereto as of the date hereof (collectively, the "Initial Grantors") and any new direct or indirect Subsidiary of the Borrower, whether now existing or hereafter formed, which becomes party to this Agreement by executing an Addendum hereto in substantially the form attached as Annex I (collectively, together with the Initial Grantors, and in each case with its respective successors and assigns, including debtors-in-possession on behalf thereof, the "Grantors") in favor of BANK ONE, NA (the "Agent") for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined below).

                              PRELIMINARY STATEMENT

                  WHEREAS, the Borrower has entered into that certain Third Amended and Restated Credit Agreement dated as of December 20, 2001 by and among the Borrower, the financial institutions from time to time parties thereto as lenders (the "Lenders") and Bank One, NA, as the Agent (the "Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, dated as of February 1, 2000 (as amended, the "Prior Credit Agreement"), to which the Borrower is a party;

                  WHEREAS, the Credit Agreement, among other things, re-evidences the Borrower's outstanding obligations under the Prior Credit Agreement and provides, subject to the terms and conditions of the Credit Agreement, for the making of advances, loans and other financial accommodations by the Lenders to or for the benefit of the Borrower;

                  WHEREAS, the Borrower owns, directly or indirectly, all or a majority of the issued and outstanding Capital Stock of each Grantor (other than the Borrower); and such Grantors shall derive benefits, both direct and indirect, by the effectiveness of the Credit Agreement;

                  WHEREAS, each Grantor (other than the Borrower) has entered into that certain Amended and Restated Guaranty (the "Subsidiary Guaranty"), pursuant to which it has guaranteed, without limitation and with full recourse, the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents;

                  WHEREAS, each Grantor wishes to grant, to the Agent for the benefit of the Holders of Secured Obligations, a security interest in and a Lien on and against its property to secure its respective obligations under, in the case of the Borrower, the Credit Agreement, and, in the case of each other Grantor, the Subsidiary Guaranty;

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors shall have granted the security interests and Liens contemplated by this Agreement;

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

                  "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

                  "Collateral" shall mean all property and interests in property now owned or hereafter at any time acquired by any Grantor in or upon which a Lien is granted in favor of the Agent by such Grantor under this Agreement or any of the documents or agreements executed in connection herewith, including, without limitation, the property described in Section 2.

                  "Holders of Secured Obligations" is defined in the Credit Agreement.

                  "Proceeds" shall mean whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of any Grantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

                  "UCC" shall mean the Illinois Uniform Commercial Code, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Security Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

Section 2. (A) Grant of Security. To secure the prompt and complete payment, observance and performance of, in the case of the Borrower, the Secured Obligations, and, in the case of each other Grantor, its guaranty of the Borrower's Secured Obligations as set forth in the Subsidiary Guaranty, each Grantor hereby assigns and pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and grants to the Agent for the benefit of the Agent and the Holders of Secured Obligations, a security interest in, all of such Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located and Proceeds thereof:

                  ACCOUNTS: All "accounts" as such term is defined in the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all present and future accounts, (including, without limitation, health-care-insurance receivables, contract rights, and all other forms of monetary obligations owing to any Grantor, and all credit insurance, guaranties, or security therefor) (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

                  BOOKS AND RECORDS: All presently existing and hereafter acquired or created books and records of each Grantor, including all records (including maintenance and warranty records), ledgers, computer programs and files, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral;

                  CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper (including tangible chattel paper, intangible chattel paper and electronic chattel paper), leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1-A hereto (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents and documents of title, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Agent for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each instance whether now owned or hereafter acquired by any Grantor;

                  CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which each Grantor is a party to or in which such Grantor has an interest;

                  DEPOSIT ACCOUNTS: All "deposit accounts" as such term is defined in the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the terms "deposit accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all demand, time, savings, passbook or similar accounts now or hereafter maintained by or for the benefit of each Grantor with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose (collectively, "Deposit Accounts");

                  EQUIPMENT: All "equipment" as such term is defined in the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, rolling stock, vessels, trucks, buses, motor vehicles and all other goods (including software embedded in such goods) of every type and description (other than Inventory or consumer goods), in each instance whether now owned or hereafter acquired by such Grantor and wherever located (collectively, "Equipment");

                  GENERAL INTANGIBLES: All "general intangibles" (including payment intangibles) as such term is defined in the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, the uniform resource locator (www.cts.com), all rights, interests, choses in action, causes of actions, claims and all other intangible property of such Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by such Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all customer lists, credit files, correspondence, and advertising materials; all firm sale orders, other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to such Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all payments due or made to such Grantor in connection with any choses in action, causes of action or other claims; all rights to receive funds in respect of any deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to such Grantor from any of the Holders of Secured Obligations or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Holder of Secured Obligations; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents and patent applications (including all reissues, divisions, continuations and extensions) (collectively, "Patents"); all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation) (collectively, "Copyrights"); all service marks and service mark applications and all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans and all goodwill associated with the foregoing (collectively, "Trademarks"; and together with Copyrights and Patents, "Intellectual Property"); all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which such Grantor is beneficiary; all guaranties, liens, security interests and other security held by or granted to such Grantor; and all other intangible property, whether or not similar to the foregoing;

                  INTEREST AND CURRENCY CONTRACTS: Any and all interest rate, commodity or currency exchange agreements or derivative agreements, including without limitation, cap, collar, floor, forward or similar agreements or other rate, currency or price protection arrangements or Interest Rate Agreements;

                  INVENTORY: All "inventory" as such term is defined in the UCC, whether now owned or hereafter acquired or arising; each Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods (including software embedded in such goods) now owned or hereafter acquired by such Grantor (wherever located, whether in the possession of such Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in such Grantor's business (collectively, "Inventory");

                  INVESTMENT PROPERTY: All "investment property" as such term is defined in the UCC, whether now owned or hereafter acquired or arising;

                  LETTER-OF-CREDIT RIGHTS: All "letter-of-credit rights" as such term is defined in the UCC, whether now owned or hereafter acquired or arising;

                  LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by each Grantor (including any license for the foregoing), in each case whether now owned or hereafter acquired or arising;

                  OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by each Grantor which now are or hereafter may come within the possession, custody or control of the Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of such Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, investment property (as defined in the UCC) and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, Proceeds and products thereof; and

                  SUPPORTING OBLIGATIONS: All "supporting obligations", as such term is defined in the UCC, in respect of any of the foregoing property, whether now owned or hereafter acquired or arising.

                  (B) Certain Limited Exceptions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment of, invalidation of or rendering unenforceable any right, title or interest of any Grantor therein; or (b) in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, to the extent, that such a grant would, under the terms of such license, contract or agreement, or otherwise, result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-406 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that each Grantor agrees to use all reasonable efforts to obtain all requisite consent to enable such Grantor to provide a security interest in such asset and, in any event, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

Section 3. Authorization. Each Grantor hereby authorizes the Agent to retain and each Holder of Secured Obligations, and each Affiliate of the Agent and of each Holder of Secured Obligations, to pay or deliver to the Agent, for the benefit of the Holders of Secured Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Default, and without further notice to such Grantor (such notice being expressly waived), any of the deposits referred to in
Section 2 (whether general or special, time or demand, provisional or final) or other sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is due and payable. The Agent may give notice of the above authorization, grant of a security interest and assignment of the aforesaid deposits and other sums by each Grantor to, and may make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and each Grantor hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent by such Holder of Secured Obligations or Affiliate thereof; provided, that the Agent agrees not to exercise such powers as attorney-in-fact unless a Default has occurred and is continuing.

Section 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or the Holders of Secured Obligations be required or obligated, in any manner, to
(i) perform or fulfill any of the obligations or duties of any Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by any Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Representations and Warranties. Each Grantor represents and warrants, as of the date of this Agreement, or as of the date such Grantor becomes a party to this Agreement pursuant to the execution of an Addendum hereto in substantially the form of Annex I, and as of each date on which the representations and warranties under Article VI of the Credit Agreement shall be made (except for changes permitted or contemplated by this Agreement or the other Loan Documents) until termination of this Agreement pursuant to Section 24:

(A) The exact legal name, jurisdiction of incorporation and Organizational Identification Number, if any, of each Grantor is set forth on Schedule 1 to this Agreement, or the applicable Addendum hereto, and each Grantor's Federal Taxpayer Identification Number is set forth on Schedule 5 hereto or on such Grantor's Addendum hereto, as applicable. The locations listed for each Grantor on Schedule 2 hereto constitute all locations at which Inventory and/or Equipment of such Grantor is located and each applicable Grantor has exclusive possession and control of such Equipment and Inventory, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation, repairs or sale, the proper corporate names of which third parties, the location of such Inventory and/or Equipment, the nature of the relationship between the applicable Grantor and such third parties, and the maximum value of Inventory and/or Equipment at such third parties are set forth in Schedule 2-A. Schedules 2 and 2-A shall be amended to include locations of any Equipment and/or Inventory of any Grantor party hereto as a result of executing an Addendum hereto, and may be amended to reflect (1) additional locations acquired or utilized in connection with Acquisitions permitted by Section 7.2(C) of the Credit Agreement or (2) new arrangements with third parties for manufacturing, processing, engineering, evaluation, repairs, storage, bailment or consignment, provided, in each case, the applicable Grantor is in full compliance with Sections 6 and 9 below in connection with such locations. The chief place of business and chief executive office of each Grantor is located at the address of such Grantor set forth on Schedule 1 hereto or in such Grantor's Addendum hereto, as applicable. All Books and Records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the addresses listed on Schedule 2 and none of the Accounts is evidenced by a promissory note or other instrument except for such notes and other instruments listed on Schedule 1-A and delivered to Agent as part of the Pledged Debt.

(B) Each Grantor is the legal and beneficial owner of its respective portion of the Collateral free and clear of all Liens except for Liens permitted by Section 7.2(B) of the Credit Agreement. Each Grantor currently conducts business under its legal name and, in certain areas and for certain operations, the additional trade names listed on
         Schedule 3 or on such Grantor's Addendum hereto, as applicable. No Grantor uses any trade names or fictitious names, except as set forth on Schedule 3 or on such Grantor's Addendum hereto, as applicable.

(C) This Agreement creates in favor of the Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against each Grantor in the locations listed for such Grantor on Schedule 2-B, the Agent will have, and, with respect to the Existing Grantors, will continue to have, a fully perfected first priority lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing in such filing office under the applicable UCC, subject only to Liens permitted by Section 7.2(B) of the Credit Agreement and to the rights of the United States government with respect to United States government receivables.

(D) The execution, delivery and performance of this Agreement does not and will not (i) conflict with the organizational documents of any Grantor or (ii) require any approval of any Grantor's Board of Directors, or shareholders or unitholders, as applicable, except such as have been obtained. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, that has not already been taken or made and that is in full force and effect, is required (a) for the grant by any Grantor of the security interest in the Collateral granted hereby; (b) for the execution, delivery or performance of this Agreement by any Grantor; or
     (c) for the exercise by the Agent of any of its rights or remedies hereunder, except (A) for the filing of UCC financing statements as contemplated herein, (B) the recordation of the security interests granted in Intellectual Property and related licenses and applications in the applicable registries and (C) as may be required in connection with the disposition of any investment property by laws generally affecting the offering and sale of securities.

(E) The Pledged Debt and any other indebtedness subject hereto issued by any Affiliate of any Guarantor, and to the best of such Grantor's knowledge, all other Pledged Debt and indebtedness subject hereto, have been duly authorized, issued and delivered, and are the legal, valid, binding and enforceable obligations of the respective issuers thereof.

(F) Schedule 4 contains a complete list of all of the Deposit Accounts of each Grantor as of the Effective Date, and such Grantor will amend and update Schedule 4 by delivering supplemental reports to the Agent promptly following the establishment of any additional Deposit Accounts, but in any event not less frequently than on an annual basis, and at any time requested by the Agent or any Holder of Secured Obligations.

Section 6. Perfection and Maintenance of Security Interests and Liens. Each Grantor agrees that, until the termination of this Agreement or the release by the Agent of its security interests in and Liens on and against the Collateral, in either case pursuant to Section 24, or the release by the Agent of its security interest in and Liens on the Collateral pursuant to Section 11.12 of the Credit Agreement, the Agent's security interests in and Liens on and against the Collateral and all Proceeds and products thereof shall continue in full force and effect. Each Grantor shall perform any and all steps reasonably requested by the Agent or any Holder of Secured Obligations to perfect, maintain and protect the Agent's security interests in and Liens on and against such Grantor's respective portion of Collateral granted or purported to be granted hereby or to enable the Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

(i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Agent;

(ii) delivering to the Agent all certificates, notes and other instruments representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed and are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to the Agent;

(iii)if requested by the Agent, delivering to the Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued;

(iv) after the occurrence and during the continuance of a Default, transferring Inventory and Equipment to warehouses designated by the Agent or taking such other steps as are deemed necessary by the Agent to maintain the Agent's control of the Inventory and Equipment;

(v) marking conspicuously each instrument, document, contract, chattel paper and all books and records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby;

(vi) using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Agent) from landlords and mortgagees with respect to all premises leased by such Grantor as of the Effective Date, and using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Agent) from the appropriate Person with respect to all of such Grantor's Inventory or Equipment, that, as of the Effective Date, is temporarily stored with third parties or held by third parties for processing, storage, engineering, repair or sale; provided, however, that prior to the occurrence of a Default, no Grantor shall be required to deliver to the Agent waivers of Liens and access agreements from any landlord, mortgagee or other third party on whose premises less than $500,000 of Collateral is located;

(vii)using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Agent) from landlords and mortgagees with respect to any premises in respect of which such Grantor enters into any lease arrangement as lessee after the Effective Date and using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Agent) from the appropriate Person with respect to any Inventory or Equipment temporarily stored with third parties or held by third parties for processing, storage, engineering, repair or sale beginning on any date after the Effective Date (in connection with which each Grantor shall be permitted to and hereby is required to update
     Schedule 2-A); provided, however, that prior to the occurrence of a Default, no Grantor shall be required to deliver to the Agent waivers of Liens and access agreements from any landlord, mortgagee or third party on whose premises less than $500,000 of Collateral is located;

(viii) at the request of the Agent, appear in and defend any action or proceeding which may affect adversely such Grantor's title to, or the security interest of Agent in, any of the Collateral;

(ix) cooperating with the Agent in obtaining a control agreement in form and substance satisfactory to the Agent with respect to all Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights; and

(x) executing and delivering all further instruments and documents, and taking all further action, as the Agent or any Holder of Secured Obligations may reasonably request.

Section 7. Financing Statements. Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Agent under this Agreement without such Grantor's signature appearing thereon, and the Agent agrees to notify each Grantor when such a filing has been made. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory or Equipment is in the possession or control of any warehouseman or any Grantor's agents or processors, such Grantor shall, upon the Agent's request, notify such warehouseman, agent or processor of the Agent's security interest in such Inventory and Equipment and, upon the Agent's request, instruct them to hold all such Inventory or Equipment for the Agent's account and subject to the Agent's instructions.

Section 8. Filing Costs. Grantors shall pay the costs of, or incidental to, all UCC, tax lien and judgment searches and all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Agent pursuant to Section 7.

Section 9. Equipment and Inventory. Each Grantor covenants and agrees with the Agent that from the date of this Agreement and until the termination of this Agreement pursuant to Section 24, each Grantor shall:

(A)      Keep its Equipment and Inventory (other than Equipment or
         Inventory sold or disposed of as permitted by the Credit Agreement) at the places specified in Section 5(A) (as amended or supplemented from time to time), except for Equipment and Inventory (i) temporarily in transit to, from or between such locations or (ii) temporarily stored with third parties or held by third parties for processing, storage, consignment, engineering, repair or sale and set forth in Schedule 2-A (other than such locations where such Collateral was required to be removed pursuant to the provisions of Section 6), and deliver written notice to the Agent at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

(B) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end; and

(C) Comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the maintenance and insurance provisions set forth in Section 7.1(C) of the Credit Agreement.

Section 10. Accounts. Each Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 24, each Grantor shall:

(A) Keep its jurisdiction of organization, chief place of business and chief executive office and the office where it keeps its books and records at its address set forth on Schedule 1 hereto or its Addendum hereto, as applicable, and keep the offices where it keeps all originals of all chattel paper which evidence Accounts at the locations therefor specified in Section 5(A) or, upon thirty (30) days' prior written notice to the Agent, at such other locations within the United States in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Accounts. Such Grantor will hold and preserve such books and records (in accordance with such Grantor's usual document retention practices) and chattel paper and will permit representatives of the Agent at any time upon reasonable notice during normal business hours to inspect and make abstracts from such books and records and chattel paper; and

(B) In any suit, proceeding or action brought by the Agent under any Account comprising part of the Collateral, such Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from such Grantor and all such obligations of such Grantor shall be and shall remain enforceable against and only against such Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

Section 11. Leased Real Property. Each Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 24, that:

(A) Promptly following, but not later than ninety (90) days after, the close of each fiscal year (or at any other time requested by the Agent or any of the Holders of Secured Obligations), such Grantor will furnish to the Agent a report certified to be true and correct by such Grantor containing a list of each of such Grantor's leased premises; the name or names of all owners; rentals being paid; and whether such Grantor has obtained waivers of Liens and access agreements in form and substance satisfactory to the Agent with respect to any lease with respect of such premises in accordance with Section 6.

(B) From and after the occurrence of a Default, the Agent may, but need not, make any payment or perform any act hereinbefore required of such Grantor with respect to such Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate (determined by reference to the Floating Rate) as provided in Section 2.11 of the Credit Agreement until paid to the Agent in full.

(C) Such Grantor agrees that it will not amend any lease in a manner that adversely affects the interests of the Holders of Secured Obligations without the Agent's prior written consent.

Section 12. General Covenants. Each Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 24, such Grantor shall:

(A) Keep and maintain at such Grantor's own cost and expense satisfactory and complete records of such Grantor's Collateral in a manner consistent with such Grantor's current business practice and, where applicable, Agreement Accounting Principles, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Such Grantor shall, for the Agent's further security, deliver and turn over to the Agent or the Agent's designated representatives at any time following the occurrence and during the continuation of a Default, any such books and records (including, without limitation, any and all computer tapes, programs and files and any and all source and object codes relating to such Collateral in which such Grantor has an interest or any part or parts thereof);

(B) Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section 7.2(B) of the Credit Agreement, and will defend the right, title and interest of the Agent in and to such Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever; and

(C) Such Grantor will not (i) make any change to its name, principal place of business, organizational structure or location of books and records or use any tradenames, fictitious names, assumed names or "doing business as" names unless, at least 30 days prior to the effective date of any such name change, change in principal place of business, change in organizational structure, change in location of its books and records, or change in trade or fictitious names, such Grantor notifies the Agent and delivers thereto acknowledgment copies of such financing statements which the Agent may reasonably request to reflect such name change, location change, change in limited liability Borrower structure or fictitious name change or use, together with such other documents and instruments that the Agent may reasonably request in connection therewith, and has taken all other steps to ensure that the Agent, for the benefit of the Holders of Secured Obligations, continues to have a first priority, perfected ownership or security interest in all the Collateral owned by such Grantor, or (ii) change its jurisdiction of organization unless the Agent shall have received from such Grantor prior to such change, (a) those items described in clause (i) hereof, and (b) prior to the effective date thereof, if the Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to the Agent, as to such Grantor's organization, valid existence and good standing and as to the matters referred to in the first sentence of Section 5(A).

Section 13. Agent Appointed Attorney-in-Fact. Such Grantor hereby irrevocably appoints the Agent as such Grantor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, following the occurrence and during the continuance of a Default, to:

(i) obtain and adjust insurance required to be paid to the Agent or any Holders of Secured Obligations pursuant to the Credit Agreement;

(ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above;

(iv) file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

(v) obtain access to records maintained for such Grantor by computer services companies and other service companies or bureaus;

(vi) send requests under such Grantor's, the Agent's or a fictitious name to such Grantor's customers or account debtors for verification of Accounts; and

(vii)    do all other things reasonably necessary to carry out this Agreement.

         Each Grantor agrees that neither the Agent, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 13, other than as a result of its or their gross negligence or willful misconduct.

Section 14. Agent May Perform; Collection of Accounts. If any Grantor fails to perform any agreement contained herein, the Agent may perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall constitute Secured Obligations and shall be payable by such Grantor under Section 21. Following the occurrence and during the continuance of a Default, the Agent shall have the right (i) to notify any account debtors (as defined in the UCC) of any Grantor to make payments directly to the Agent for application to the Secured Obligations and (ii) to enforce each Grantor's rights against the applicable account debtors.

Section 15. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Agent shall not have any duty as to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of such Grantor and shall be added to the Secured Obligations. Grantors bear all risk of loss or damage of any of the Collateral, except to the extent such loss or damage shall arise solely from the gross negligence or willful misconduct of the Agent.

Section 16.       Remedies.

(A) If any Default shall have occurred and be continuing:

(i) the Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, the Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which each Grantor waives, at any time or times, (x) enter such Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on such Grantor's owned or leased premises, at no cost to the Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as the Agent may desire, (y) require any Grantor to, and such Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of its respective portion of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to the Agent and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of the Agent or elsewhere, for cash, on credit or for future delivery, or upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. It is not necessary that the Collateral be present at any such sale.

(ii) The Agent shall apply all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Agent pursuant to Section 21), to the Holders of Secured Obligations, against all or any part of the Secured obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as determined by the Required Lenders. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(B) The Agent shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and the Agent may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting the Agent's rights against any Grantor. Each Grantor waives any right it may have to require any Holder of Secured Obligations to pursue any third Person for any of the Secured Obligations.

(C) The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and the Agent's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(D) The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim any warranties of title or the like. Any such action will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(E) If the Agent sells any of the Collateral upon credit, the Secured Obligations will only be reduced to the extent of payments actually made by the purchaser, received by Agent and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, the Agent my resell the Collateral and the Secured Obligations will be reduced to the extent of the proceeds of such sale.

(F) The Agent shall be under no obligation to marshal any assets in favor of any Grantor, or against or in payment of the Secured Obligations or any other obligation owed to any Holder of Secured Obligations by any Grantor or any other Person.

(G) Upon the exercise by the Agent of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, each Grantor agrees to execute and deliver, or to cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that the Agent or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

(H) Each Grantor waives all claims, damages and demands against the Agent or any of the Holders of Secured Obligations, as the case may be, arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising solely out of the gross negligence or willful misconduct of the Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

(I) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by applicable law or equity.

Section 17. Exercise of Remedies. In connection with the exercise of its remedies pursuant to Section 16, the Agent may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as the Agent may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of a Default, without affecting or impairing the Agent's right to take any other further action with respect to any remaining Collateral or security or any part thereof.

Section 18.       License.

(A) The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, any Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as any of the foregoing pertains to the Collateral, in completing production of, advertising for sale, and/or selling any Collateral; and

(B) Each Grantor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit.

Section 19. Injunctive Relief. Each Grantor recognizes that in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, such Grantor agrees that the Holders of Secured Obligations, if the Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 20.  Interpretation and Inconsistencies; Merger.

(A) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement or any other Loan Document, such provision of the other Loan Document shall govern.

(B) Except as provided in subsection (A) above, this Agreement represents the final agreement of the Grantors and the Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantors and the Agent or any other Holder of Secured Obligations.

Section 21. Expenses. Each Grantor will upon demand pay to the Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in Section 10.7 of the Credit Agreement.

Section 22. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the applicable Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The addition of any Subsidiary as a Grantor hereunder by execution of an Addendum in the form of Annex I (with such modifications as shall be acceptable to the Agent) shall not require receipt of any consent from or other execution of any documentation by any other Grantor party hereto.

Section 23. Notices. All notices and other communications provided to any party hereto under this Agreement shall be delivered to such party in the manner set forth in Section 14.1 of the Credit Agreement at its address set forth on
Schedule 1 hereto or on its respective Addendum hereto, as applicable, or at such other address as may be designated by such party in a notice to the other parties.

Section 24.   Continuing Security Interest; Termination.

(A) Except as provided in Section 24(B), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (a) the payment or satisfaction in full in cash of the Secured Obligations and (b) the termination or expiration of the Commitments, all Letters of Credit issued pursuant to the Credit Agreement and the other Loan Documents, (ii) be binding upon each Grantor, their respective successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Each Grantor's respective successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

(B) Upon the later of (i) the payment or satisfaction in full in cash of the Secured Obligations and (ii) the termination or expiration of the Commitments, all Letters of Credit issued pursuant to the Credit Agreement and the other Loan Documents, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination of security interest, such Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Agent will, at such Grantor's expense, execute and deliver to such Grantor such other documents as such Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, and provided adequate provision is made for the application of the proceeds thereof in a manner consistent with the requirements of the Credit Agreement, the Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

Section 25. Severability; No Strict Construction.

(A) It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

(B) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(C) No duties or obligations of any Grantor hereunder shall be released, discharged or otherwise affected by the addition or removal of any other Grantor hereunder or the release of any security interest in or lien against any individual Grantor's portion of the Collateral.

Section 26. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GRANTOR AND THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE). THE PARTIES TO THIS AGREEMENT HAVE VOLUNTARILY ELECTED THAT, EXCEPT AS OTHERWISE PROVIDED IN THE PRECEDING SENTENCE, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL LOANS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 27. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 28. Entire Agreement. This Agreement embodies the final and entire agreement and understanding among the Grantors, the Agent and the Lenders and supersedes all prior agreements and understandings among the Grantors, the Agent and the Lenders relating to the subject matter hereof. This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.


        The remainder of this page is intentionally blank.

                      SIGNATURE PAGE TO SECURITY AGREEMENT


                  IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



BANK ONE, NA, as Agent


By:____________________________________
Name:
Title:



CTS CORPORATION


By:__________________________________
Name:
Title:



CTS CORPORATION (DELAWARE)                 LTB INVESTMENT CORPORATION

By: _________________________
Name:                                      By: _________________________
Title:                                     Name:
                                           Title:
CTS WIRELESS COMPONENTS, INC.              DYNAMICS CORPORATION OF AMERICA

By: _________________________              By: _________________________
Name:                                      Name:
Title:                                     Title:

                               PLEDGE OVER SHARES

BETWEEN

1. CTS CORPORATION, a corporation organised under the laws of the State of Indiana, the United States of America (the"Pledgor");

AND

2.       BANK ONE, NA, a national banking association of the United
         States of America, as Agent under the Credit Agreement, as hereinafter defined (the "Administrative Agent," which expression shall include any person for the time being appointed as Agent for the purpose of, and in accordance with, the Credit Agreement).

WHEREAS, the Pledgor has entered into the Credit Agreement pursuant to which, subject to the terms and conditions provided therein, the Lenders have agreed to make loans and other financial accommodations to the Pledgor and the Agent has agreed to act as administrative agent for the Lenders.

WHEREAS, the Administrative Agent has required, under the terms of the Credit Agreement, that the Pledgor execute and deliver this Pledge Over Shares.

NOW THIS PLEDGE WITNESSES as follows:

1.       INTERPRETATION

1.1 Words and expressions defined in the Credit Agreement shall, in the absence of express indication to the contrary and save where the context or subject matter otherwise requires, have the same meanings when used in this Pledge.

1.2      Definitions

         In this Deed:

         "Borrower Credit Documents" means the documents described, collectively, in the definition of "Loan Documents" in the Credit Agreement.

         "Business Day" has the meaning given to it in the Credit Agreement.

         "Collateral Documents" means the documents described, collectively, in the definition of "Collateral Documents" in the Credit Agreement.

         "Company" means CTS Corporation U.K. Ltd, a company incorporated under the law of Scotland (Company No.SC090209) and having its Registered Office at Blantyre Industrial Estate, High Blantyre, Glagow G72 0XA

         "Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of 20 December, 2001 made between the Pledgor as Borrower, the Administrative Agent, and the Lenders as defined therein, as amended, varied, novated or supplemented from time to time.

         "Default" means a "Default" as described in Article VII of the Credit Agreement.

                                Signature Page to
                               Charge Over shares

         "Delegate" means a delegate or sub-delegate appointed pursuant to clause 11.3.

         "Dissolution" of a person includes the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administration, administrative or other receivership, or dissolution of that person, and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction, and any step taken (including, but without limitation, the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.

         "Dividends" means all dividends, interest and other income paid or payable in cash in respect of the Original Shares and the Related Assets.

         "Finance Documents" means the Borrower Credit Documents and the Collateral Documents.

         "Original Shares" means the Shares listed in Part 1 of the Schedule hereto "Pledge" means all or any of the Security created, or which may at anytime be created, by or pursuant to this pledge.

         "Pledged Portfolio" means the Original Shares and the Related Assets.

         "Related Assets" means all Shares, Dividends, rights or other property or monies which accrue or are offered, issued, paid or payable at any time (by way of bonus, rights, redemption, conversion, exchange, substitution, consolidation, subdivision, preference, warrant, option, purchase or otherwise) in respect of the Original Shares or any Shares, Dividends, rights or other property or monies previously accruing, offered, issued or paid as mentioned in this definition.

         "Rights" means rights, benefits, powers, privileges, authorities, discretions and remedies (in each case, of any nature whatsoever).

         "Secured Obligations" means (i) all obligations owing to the Administrative Agent (whether for its own account or as Agent pursuant to the Credit Agreement) by the Pledgor under or pursuant to the Finance Documents and (ii) all "Secured Obligations" (as such term is defined in the Credit Agreement), in each case whether present or future, actual or contingent (and whether incurred by the Pledgor alone or jointly, and whether as principal, guarantor, cautioner or surety or in some other capacity).

         "Security" includes any mortgage, fixed or floating charge, encumbrance, lien, pledge, hypothecation, assignment by way of security, or title retention arrangement (other than in respect of goods purchased in the ordinary course of trading) and any agreement or arrangement having substantially the same economic or financial effect as any of the foregoing (including any "holdback" or "flawed asset" arrangement).

         "Shares" means stocks, shares and other securities of any kind held by the Pledgor.

1.3      In this Agreement:

(a) the rules of interpretation contained in Article 1 (Definitions) of the Credit Agreement shall apply to the construction of this Pledge;

(b) any reference in this Pledge to the "Administrative Agent" shall be construed so as to include their and any subsequent successors and permitted assignees and transferees and, in the case of the Administrative Agent, any person for the time being appointed as administrative agent or administrative agents in accordance with this Pledge; and

(c) references in this Pledge to any Clause or any Schedule shall be to a clause or schedule contained in this Pledge.

2.       UNDERTAKING TO PAY

         The Pledgor undertakes with the Administrative Agent to pay and discharge all Secured Obligations in accordance with the provisions of the Credit Agreement.

3.       PLEDGE

         As continuing security for the payment and discharge of all the Secured Obligations the Pledgor pledges and assigns to the Administrative Agent its whole right, title, interest and benefit (including any Rights) in and to the Original Shares and the Related Rights and all other securities (if any) which are hereafter transferred or delivered to the Administrative Agent or its nominee or otherwise agreed to be held on the terms of this Pledge (including without prejudice to the foregoing generality any Related Assets).


4.       UNDERTAKING TO DEPOSIT AND FURTHER ASSURANCES

4.1      Original Shares

         The Pledgor shall, immediately after the execution of this Pledge in the case of the Original Shares, deposit (or procure there to be deposited) with the Administrative Agent or its nominee:

(a) all share certificates, documents of title and other documentary evidence of ownership in relation to such Original Shares; and

(b) stock transfer forms in respect of such Original Shares executed by the Pledgor (or if appropriate, its nominee in whose name such shares are registered) with the name of the transferee left blank or, if the Administrative Agent so requires, duly executed by the Pledgor or such nominee in favour of the Administrative Agent (or the Administrative Agent's nominee), together with such other documents as the Administrative Agent may reasonably require to enable the Administrative Agent (or the Administrative Agent's nominee) or any purchaser to be registered as the owner of, or otherwise to obtain legal title to, such Original Shares.

4.2      Articles of Association

         The Pledgor shall, immediately upon the execution of this Deed, procure that a special resolution of the Company is passed resolving to amend its Articles of Association in the form specified in Part 2 of the Schedule. From and after the date hereof, the Pledgor undertakes that it shall not permit the Articles of Association of the Company to be amended or modified in any way that would be adverse to the interests of the Administrative Agent.

4.3      Related Assets

         The Pledgor shall, promptly upon the accrual, offer, issue or payment of any Related Assets, deliver or pay to the Administrative Agent or procure the delivery or payment to the Administrative Agent of:

(a) all such Related Assets or the share certificates, renounceable certificates, letters of allotment, documents of title and other documentary evidence of ownership in relation to them; and

(b) stock transfer forms in respect of any Shares comprised in such Related Assets executed by the Pledgor (or if appropriate, its nominee in whose name such shares are registered) with the name of the transferee left blank or, if the Administrative Agent so requires, duly executed by the Pledgor or such nominee in favour of the Administrative Agent (or the Administrative Agent's nominee) together with such other documents as the Administrative Agent may reasonably require to enable the Administrative Agent (or the Administrative Agent's nominee) or any purchaser to be registered as the owner of, or otherwise to obtain legal title to, the Shares comprised in such Related Assets.

4.4      Further Assurances

         In addition to and without prejudice to anything else contained in this Pledge, the Pledgor shall, at its own cost, promptly execute and do all such deeds, instruments, transfers, renunciations, proxies, notices, documents, assurances, acts and things in such form as the Administrative Agent may from time to time deem reasonably necessary or advisable:

(a) for perfecting, preserving or protecting the Pledge or the priority of the Pledge; and

(b) for facilitating the realisation of the Pledge or for enforcing the same or exercising any of the Administrative Agent's
         Rights hereunder.

4.5      Pledged Portfolio

         Notwithstanding anything to the contrary provided in this Pledge, the Pledgor undertakes with the Administrative Agent that under no circumstances shall the Pledged Portfolio exceed, nor any steps be taken by either the Pledgor or the Administrative Agent that would result in the Pledged Portfolio exceeding, 65 percent (65%) in nominal value of the entire issued share capital of the Company.

5.       REPRESENTATIONS AND WARRANTIES

         The Pledgor represents and warrants to the Administrative Agent that:

(a) it is the sole direct, unfettered legal and beneficial owner of the Pledged Portfolio;

(b) no Security (other than the Pledge) exists on, over or with respect to any of the Pledged Portfolio;

(c) it has not sold, transferred, lent, assigned, parted with its interest in, disposed of, granted any option in respect of or otherwise dealt with any of its Rights, title and interest in and to the Pledged Portfolio, or agreed to do any of the foregoing (other than pursuant to this Pledge);

(d) the Original Shares and any Shares comprised in any Related Assets are fully paid and there are no moneys or liabilities outstanding in respect of any of the Pledged Portfolio;

(e)      the Original Shares and any Shares comprised in any Related
         Assets have been duly authorised and validly issued and are free from any restrictions on transfer or rights of pre-emption and represent sixty-five percent (65%), in nominal value, of the entire issued share capital of the Company;

(f) it has the power to enter into, and perform and comply with its obligations under, this Pledge, and to create the Pledge;

(g) the execution, delivery and performance of this Pledge will not contravene any law or regulation to which the Pledgor is subject or any provision of the Pledgor's Articles of Incorporation or Bylaws (or equivalent incorporation and governing documents);

(h) all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order to:

(i) enable it lawfully to enter into, and perform and comply with its obligations under, this Pledge;

(ii) ensure that those obligations are valid, legal, binding and enforceable;

(iii) permit the creation of the Pledge and ensure that (subject to all necessary registrations thereof being made) the Pledge is a valid, legal, binding and enforceable first fixed security over the Pledged Portfolio ranking in priority to the interests of any liquidator, administrator or creditor of the Pledgor, except as expressly permitted otherwise in the Credit Agreement; and

(iv)     make this Pledge admissible in evidence in the courts of Scotland;

         have been taken, fulfilled and done;

(i) the obligations of the Pledgor under this Pledge and (subject to all necessary registrations thereof being made) the Pledge are and will be until fully discharged valid, legal, binding and enforceable and the Pledge constitutes a first fixed security over the Pledged Portfolio ranking in priority to the interests of any liquidator, administrator or creditor of the Pledgor, except as expressly permitted otherwise in the Credit Agreement; and

(j) each of the above representations and warranties will be correct and complied with in all respects at all times during the continuance of the Pledge as if repeated then by reference to the then existing circumstances.

6.       UNDERTAKINGS

         The Pledgor shall (except as provided in the Credit Agreement):

(a)      not create, attempt to create or permit to subsist any Security
         (other than the Pledge) on, over or with respect to any of the Pledged Portfolio or the right to receive or be paid the same or agree to do so;

(b) not sell, transfer, lend, assign, part with its interest in, dispose of, grant any option in respect of or otherwise deal with any of its Rights, title and interest in and to the Pledged Portfolio, or agree to do any of the foregoing (otherwise than pursuant to this Pledge);

(c) not take or omit to take any action which act or omission could adversely affect or diminish the value of any of the Pledged Portfolio;

(d) ensure that there are no moneys or liabilities outstanding in respect of any of the Pledged Portfolio;

(e) ensure that the Original Shares and any Shares comprised in any Related Assets are free from any restriction on transfer or rights of pre-emption;

(f) take all action within its power to procure, maintain in effect and comply with all the terms and conditions of all approvals, authorisations, consents and registrations necessary or appropriate for anything provided for on its part in this Pledge;

(g) ensure that the Pledge will at all times be a legally valid and binding first fixed security over the Pledged Portfolio ranking in priority to the interests of any liquidator, administrator or creditor of the Pledgor;

(h) without prejudice to clause 5(d), punctually pay all calls, subscription moneys and other moneys payable on or in respect of any of the Pledged Portfolio and indemnify and keep indemnified the Administrative Agent and its nominees against any reasonable cost, liabilities or expenses which it or they may suffer or incur as a result of any failure by the Pledgor to pay the same;

(i) deliver to the Administrative Agent a copy of every circular, notice, report, set of accounts or other document received by the Pledgor in respect of or in connection with any of the Pledged Portfolio as soon as reasonably practicable following receipt by the Pledgor of such document;

(j) promptly deliver to the Administrative Agent all such information concerning the Pledged Portfolio as the Administrative
         Agent may request from time to time; and

(k) ensure that the Company does not issue any shares after the date of this Pledge.

7.       PLEDGOR'S RIGHTS BEFORE ENFORCEMENT

7.1 Subject to clause 7.2 until the Pledge shall become enforceable, the Pledgor shall be entitled to:

(a) receive and retain free from the Pledge any Dividends paid to it, provided that sixty-five percent (65%) of any dividends paid in stock and sixty-five percent (65%) of any payment made to redeem or repurchase Shares shall be Related Assets subject to the Pledge; and

(b) exercise and control the exercise of all voting and other Rights relating to the Pledged Portfolio and to the extent that the Administrative Agent or its nominee is the registered holder of the Pledged Portfolio, the Administrative Agent shall or, as the case may be, procure that its nominee shall,in respect of the exercise of all voting and other Rights relating to the Pledged Portfolio either: (i) act in accordance with the reasonable instructions of the Pledgor or (ii) execute a proxy in favour of the Pledgor in accordance with Clause 7.3 provided that the Pledgor shall not exercise or instruct the Administrative Agent (or its nominee) to exercise voting and other Rights in any manner prejudicial to the interests of the Administrative Agent (or its nominee) under this Pledge and in particular the Pledgor shall not exercise or instruct the Administrative Agent (or its nominee) to exercise any voting and other Rights in any manner to cause, or otherwise permit (a) a variation of the Rights attaching to or conferred by all or any part of the Pledged Portfolio, or (b) an increase in the issued share capital of any company whose shares are charged pursuant to this Pledge which in the opinion of the Administrative Agent would prejudice the value of, or the ability of the Administrative Agent to realise, the security created by this Pledge.7.2.

         7.2 The Administrative Agent and its nominee shall be under no obligation to act in relation to the Pledged Portfolio in any way and shall not be liable to the Pledger for acting or omitting to act in any way in relation to the Pledged Portfolio.

         7.3 Following the execution of this Pledge, the Administrative Agent or its nominee (as the case may be) may execute a proxy in favour of the Pledgor substantially in the form set out in Part 3 of the Schedule hereto and such proxy shall terminate immediately following an Event of Default, or at any other time prior thereto as the Administrative Agent or its nominee (as the case may be) may direct.

8.       ENFORCEMENT

         Subject to Clause 7, the Pledge shall become enforceable upon and at any time after the occurrence of a Default which is continuing unremedied or unwaived, and not before.

9.       DEALINGS WITH PLEDGED PORTFOLIO ON ENFORCEMENT

9.1      Rights of Administrative Agent

         At any time after the Pledge has become enforceable, the Administrative Agent shall have the right, without any notice to or consent of the
         Pledgor:

(a)      Possession

         (to the extent it has not already done so) to take possession of, and to collect the Pledged Portfolio, and in particular to take any steps necessary to vest all or any of the Pledged Portfolio in the name of the Administrative Agent or its nominee (including completing any transfers of any Shares comprised in the Pledged Portfolio) and to receive and retain any Dividends;

(b)      Sell

         to sell, exchange, convert into money or otherwise dispose of or realise the Pledged Portfolio (whether by public offer or private contract) to any person and for such consideration (whether comprising cash, debentures or other obligations, Shares or other valuable consideration of any kind) and on such terms (whether payable or deliverable in a lump sum or by installments) as it may think fit, and for this purpose to complete any transfers of the Pledged Portfolio;

(c)      Voting Rights

         for the purpose of preserving the value of the Pledge or realising the same, to exercise or direct the exercise of all voting and other Rights relating to the Pledged Portfolio in such manner as it may think fit;

(d)      Claims

         to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Pledged Portfolio;

(e)      Legal actions

         to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Pledged Portfolio; and

(f)      Other Rights

         to do all such other acts and things it may reasonably consider necessary or expedient for the realisation of the Pledged Portfolio or incidental to the exercise of any of the Rights conferred on it under or in connection with this Pledge or otherwise and to concur in the doing of anything which it has the Right to do and to do any such thing jointly with any other person.

9.2      Obligations of Pledgor

         After the Pledge has become enforceable:

(a) all Dividends shall be paid to and retained by the Administrative Agent, and any such moneys which may be received by the Pledgor shall, pending such payment, be segregated from any other property of the Pledgor and held in trust for the Administrative Agent

10.      APPLICATION OF MONEYS

10.1 All moneys arising from the exercise of the powers of enforcement under this Pledge shall (except as may be otherwise required by applicable law) be held and applied in accordance with the Credit Agreement.

11.      GENERAL RIGHTS OF ADMINISTRATIVE aGENT

11.1     Redemption of Security

         The Administrative Agent may at any time redeem any Security over the Pledged Portfolio having priority to the Pledge or procure the transfer thereof to the Administrative Agent and may settle the accounts of encumbrancers. Any accounts so settled shall be conclusive and binding on the Pledgor. The Pledgor shall on demand pay to the Administrative Agent all principal moneys, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

11.2     New Account

         At any time following:

(a) the Administrative Agent receiving notice (either actual or constructive) of any subsequent Security affecting the Pledged Portfolio; or

(b)      the Dissolution of the Pledgor,

         the Administrative Agent may open a new account in the name of the Pledgor (whether or not it permits any existing account to continue). If the Administrative Agent does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Dissolution commenced. Thereafter, all payments made by the Pledgor to the Administrative Agent or received by the Administrative Agent for the account of the Pledgor shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Pledge at the time when the Administrative Agent received or was deemed to have received such notice or, as the case may be, the Dissolution commenced.

11.3     Delegation

         The Administrative Agent may delegate in any manner to any person any of the Rights which are for the time being exercisable by the Administrative Agent under this Pledge. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Administrative Agent may think fit.

11.4     Set-off by Administrative Agent

         The Administrative Agent may at any time, without notice to the Pledgor and without prejudice to any of the Administrative Agent's other Rights, set off any Secured Obligations which are due and unpaid against any obligation (whether or not matured) owed by the Administrative Agent to the Pledgor, regardless of the place of payment or booking branch, and for that purpose the Administrative Agent may convert one currency into another at the rate of exchange determined by the Administrative Agent in its absolute discretion to be prevailing at the date of set-off. For the purposes of this Clause 11 and Clause 16 set-off shall include any right of retention, compensation, balancing of accounts on insolvency and any deduction.

12.      LIABILITY OF ADMINISTRATIVE Agent, DELEGATES AND NOMINEES

12.1     Possession

         If the Administrative Agent or any Delegate shall take possession of the Pledged Portfolio, it may at any time relinquish such possession to the Pledgor.

12.2     Administrative Agent's Liability

         The Administrative Agent shall not in any circumstances (whether by reason of taking possession of the Pledged Portfolio or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):

(a) be liable to account to the Pledgor or any other person for anything except the Administrative Agent's own actual receipts; or

(b) be liable to the Pledgor or any other person for any costs, charges, losses, damages, liabilities or expenses arising from any realisation of the Pledged Portfolio or from any exercise or non-exercise by the Administrative Agent of any Right conferred upon it in relation to the Pledged Portfolio or from any act, default, omission or misconduct of the Administrative Agent, its officers, employees or agents in relation to the Pledged Portfolio except to the extent that they shall be caused by the Administrative Agent's own fraud, negligence or willful misconduct or that of its officers or employees.

12.3     Delegate's and Nominee's Liability

         All provisions of clause 12.2 shall apply, mutatis mutandis, in respect of the liability of any Delegate or nominee of the Administrative Agent or any officer, employee or agent of the Administrative Agent, any Delegate or any nominee of the Administrative Agent.

12.4     Indemnity

         The Administrative Agent, any nominee of the Administrative Agent and every Delegate, attorney, manager, agent or other person appointed by the Administrative Agent hereunder shall be entitled to be indemnified out of the Pledged Portfolio in respect of all liabilities and expenses incurred by any of them in the lawful execution of any of its Rights and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Pledged Portfolio, and the Administrative Agent and any such Delegate, attorney, manager, agent or other person appointed by the Administrative Agent hereunder may retain and pay all sums in respect of the same out of any moneys received. The rights of indemnification set forth in this clause 12.4 shall not apply to the extent that such liabilities or expenses are incurred solely by reason of the fraud, negligence or willful misconduct of the Administrative Agent, Delegate or appointee, as appropriate. The rights to indemnification set forth in this clause 12.4 shall not be in any way in limitation of the rights to indemnification granted under Section 10.7 of the Credit Agreement.

13.      PROTECTION OF THIRD PARTIES

13.1 No person dealing with the Administrative Agent or any Delegate shall be concerned to inquire whether any event has happened upon which any of the Rights conferred under or in connection with this Pledge are or may be exercisable, whether any consent, regulations, restrictions or directions relating to such Rights have been obtained or complied with or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such Rights or as to the application of any money borrowed or raised or other proceeds of enforcement. All the protections to purchasers at law for the time being in force shall apply to any person purchasing from or dealing with the Administrative Agent or any Delegate.

13.2 The receipt of the Administrative Agent shall be an absolute and conclusive discharge to a purchaser and shall release him of any obligation to see to the application of any moneys paid to or by the direction of the Administrative Agent.

13.3 In clauses 13.1 and 13.2, "purchaser" includes any person acquiring, for money or money's worth, any Security over, or any other interest or right whatsoever in relation to, any of the Pledged Portfolio.

14.      CONTINUING SECURITY

         The Pledge shall be a continuing security for the Secured Obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or any other matter or thing whatsoever including the intermediate satisfaction by the Pledgor of the whole or any part of the Secured Obligations.

15.      OTHER SECURITY

         The Pledge shall be in addition to and shall not be prejudiced by any other security or any guarantee or indemnity or other document which the Administrative Agent may at any time hold for the payment of the Secured Obligations.

16.      PLEDGE NOT TO BE AFFECTED

         Without prejudice to clauses 11 and 12, neither the Pledge nor the liability of the Pledgor for the Secured Obligations shall be prejudiced or affected by:

(a) any variation or amendment of, or waiver or release granted under or in connection with, any other security or any guarantee or indemnity or other document;

(b) time being given, or any other indulgence or concession being granted, by the Administrative Agent to the Pledgor or any other person;

(c) any of the obligations of the Pledgor under the Credit Agreement or under any other security relating to the Credit Agreement being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(d) any failure to take, or fully to take, any security contemplated by the Credit Agreement or otherwise agreed to be taken in respect of the Pledgor's obligations under the Credit Agreement;

(e) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any such security or taken in respect of the Pledgor's obligations under the Credit Agreement;

(f) the winding-up, insolvency, liquidation, dissolution, administration or re-organisation (and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction) of the Pledgor or any other person;

(g)      any change in the constitution of the Pledgor;

(h) any amalgamation, merger or reconstruction that may be effected by the Administrative Agent with any other person or any sale or transfer of the whole or any part of the undertaking, property and assets of the Administrative Agent to any other person;

(i) the existence of any claim, set-off or other right which the Pledgor may have at any time against the Administrative Agent or any other person;

(j) the making or absence of any demand for payment of any Secured Obligations on the Pledgor or any other person, whether by the Administrative Agent or any other person;

(k) any arrangement or compromise entered into by the Administrative Agent with the Chargor or any other person; or

(l) any other thing done or omitted or neglected to be done by the Administrative Agent or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the Pledgor for the Secured Obligations.

17.      RELEASE OF PLEDGED PORTFOLIO

17.1     Release of Pledged Portfolio

         If the Administrative Agent is satisfied that:

(a) all Secured Obligations have been irrevocably paid or discharged in full in cash, neither the Lenders nor the Administrative Agent has any further contingent obligations to lend or grant or create any other commitment or liabilities under or in connection with the Credit Agreement or any instruments or documents related or issued pursuant thereto and the Credit Agreement has been terminated; or

(b) Security or a guarantee for the Secured Obligations, in each case acceptable in its absolute discretion to the Administrative Agent, has been provided in substitution for this Pledge,

         then, subject to clause 17.2, the Administrative Agent shall at the request and cost of the Pledgor execute such deeds and documents and do all such acts and things as may be necessary to release, re-assign and discharge the Pledged Portfolio from the Pledge.

17.2     Retention of Deed

         If the Pledgor requests the Administrative Agent to release reassign and discharge the Pledged Portfolio from the Pledge following any payment or discharge made or security or guarantee given in relation to the Secured Obligations by a person other than the Pledgor (a "Relevant Transaction"), the Administrative Agent shall be entitled to retain this Pledge (and all stock and share certificates, documents of title and other documentary evidence of ownership in relation to the Pledged Portfolio deposited with the Administrative Agent pursuant to clause 4) and shall not be obliged to release reassign and discharge the Pledged Portfolio from the Pledge until the expiry of the Retention Period in relation to that Relevant Transaction. If at any time before the expiry of that Retention Period the winding-up, dissolution, administration or re-organisation of such other person shall have commenced, the Administrative Agent may continue to retain this Pledge (and all such stock and share certificates, documents of title and documentary evidence) and shall not be obliged to release reassign and discharge the Pledged Portfolio from the Pledge for such further period as the Administrative Agent may reasonably determine.

17.3     Retention Period

         For the purpose of clause 17.2, "Retention Period" means, in relation to any Relevant Transaction, the period which commences on the date when that Relevant Transaction was made or given, and which ends on the date falling one month after the expiration of the maximum period within which that Relevant Transaction can be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever.

18.      POWER OF ATTORNEY

18.1     Appointment

         The Pledgor hereby appoints, irrevocably and by way of security, the Administrative Agent and any person nominated in writing by the Administrative Agent as attorney of the Pledgor severally to be the attorney of the Pledgor (with full powers of substitution and delegation), on its behalf and in its name or otherwise, at such time and in such manner as the attorney may think fit:

(a) to do anything which the Pledgor is or may be obliged to do (but has not done) under this Pledge including, but without limitation, to complete and execute any transfer of Shares; and

(b) generally to exercise all or any of the Rights conferred on the Administrative Agent in relation to the Pledged Portfolio or under or in connection with this Pledge.

18.2     Ratification

         The Pledgor undertakes to ratify and confirm whatever any attorney shall do or purport to do in the exercise or purported exercise of the power of attorney in clause 15.1.

19.      CURRENCY INDEMNITY

19.1     Currency Indemnity

         If, under any applicable law, whether pursuant to a judgement against the Pledgor or for any other reason, any payment under or in connection with this Pledge is made or falls to be satisfied in a currency (the "Other Currency") other than the currency in which the relevant payment is expressed to be payable (the "Required Currency"), then, to the extent that the payment actually received by the Administrative Agent (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the Administrative Agent to make the conversion on that date, at the rate of exchange as soon afterwards as it is practicable for the Administrative Agent to do
         so) falls short of the amount expressed to be due or payable under or in connection with this Pledge, the Pledgor shall, as an original and independent obligation under this Pledge, indemnify and hold the Administrative Agent harmless against the amount of such shortfall.

19.2     Rate of Exchange

         For the purpose of clause 16.1, "rate of exchange" means the rate at which the Administrative Agent is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any commission, premium and other costs of exchange and taxes payable in connection with such purchase.

20.      CERTIFICATE TO BE CONCLUSIVE EVIDENCE

         For all purposes, including any proceedings, a copy of a certificate signed by an officer of the Administrative Agent as to the amount of any indebtedness comprised in the Secured Obligations for the time being shall, in the absence of manifest error, be conclusive evidence against the Pledgor as to the amount thereof.

21.      STAMP DUTY

         The Pledgor shall pay promptly, and in any event before any penalty becomes payable, all stamp, documentary and similar taxes, if any, payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Pledge or any other document referred to in this Pledge, and shall indemnify the Administrative Agent against any liability with respect to, or resulting from any delay in paying or omission to pay, any such tax.

22.      COMMUNICATIONS

         Save as specifically otherwise provided in this Pledge, the provisions of the Credit Agreement shall apply to any notice, demand or other communication to be served under this Pledge. For the purposes hereof, the address and facsimile number of each party hereto shall be as shown immediately after its name on the signature page of this Pledge or at such other address or number as it may from time to time notify in writing to the other party.

23.      RIGHTS AND WAIVERS

23.1     Delay

         No delay or omission on the part of the Administrative Agent in exercising any Right provided by law or under this Pledge shall impair such Right or operate as a waiver thereof or of any other Right.

23.2     Single or Partial Exercise

         The single or partial exercise by the Administrative Agent of any Right provided by law or under this Pledge shall not preclude any other or further exercise thereof or the exercise of any other Right.

23.3     Rights to be Cumulative

         The Rights provided in this Pledge are cumulative with, and not exclusive of, any Rights provided by law.

24.      INVALIDITY

         If at any time any provision of this Pledge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither:

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Pledge; nor

(b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Pledge, shall be affected or impaired.

25.      ASSIGNMENT BY ADMINISTRATIVE AGENT

         The Administrative Agent may at any time, without the consent of the Pledgor, assign or transfer the whole or, as the case may be, any part of the Administrative Agent's Rights under this Pledge to any person to whom the whole or any part of any of the Administrative Agents's Rights under the Credit Agreement shall be assigned or transferred.

26.      GOVERNING LAW

         This Deed shall be governed by and construed in accordance with Scots law.

27.      JURISDICTION

27.1 The Parties agree that the Courts of Scotland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Pledge and that accordingly any Proceedings may be brought in such Court. Nothing contained in this clause shall limit the right of the Administrative Agent to take proceedings against the Pledgor in any other Court or competent jurisdiction, nor shall the taking of proceedings in one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

27.2 The Pledgor hereby appoints the persons below to accept service of any proceedings in the Scottish courts on its behalf. If for any reason any such agent shall cease to act as agent aforesaid of the Pledgor, the Pledgor shall forthwith appoint a replacement agent in Glasgow. Failing such appointment within 15 days after demand by any other party to this Agreement, the agent shall be entitled to appoint another agent on behalf of the Pledgor. Nothing herein shall affect the right to reserve process in any other manner permitted by law.

              Name:        CTS Corporation UK Limited

              Address:     Blantyre Industrial Estate
                           High Blantyre
                           GLASGOW G72 OXA

8.       CONSENT TO REGISTRATION

         And we consent to registration hereof for preservation and execution


IN WITNESS WHEREOF these presents written on this and the preceding 16 pages together with the Schedule annexed hereto are executed as follows:-

Subscribed for and on behalf of
CTS CORPORATION

.................................................................
Authorised Signatory
at
on the
acting by
its authorised signatory acting under the authority of its board of directors

Before this Witness

Name:             _____________________________

Address:          _____________________________

Title:            _____________________________

Notice Details:

Address:          CTS Corporation
                  905 West Boulevard North
                  Elkhart, Indiana 46514 U.S.A.

Facsimile:        574 274 6151

Attn:             Vinod Khilnani



Signed for and on behalf of



BANK ONE, NA



...............................................



Authorised Signatory



At
On the
Acting by
Its authorised signatory
Before this Witness

Name:    ______________________________


Address: _____________________________


Title:   _______________________________

Notice Details:

Address: 1 Bank One Plaza
         .........Mail Suite IL1-0173
         .........Chicago, Illinois  60670
         .........U.S.A.

Facsimile:........

Attn:    .........

      Thisis the Schedule referred to in the foregoing Pledge over Shares by CTS Corporation in favour of Bank One, NA

                                     Part 1

                                 ORIGINAL SHARES



Name of Company       No of       Class of   Nominal Value of  Registered
                      Shares      Shares     each share        Holder(s) as at
                                                               the date hereof

CTS Corporation UK    1,220,885   Ordinary  (pound)1.00        CTS Corporation
Limited
(Registered No
SC090209)

                                                            FORM OF AGREEMENT


                         PLEDGE AGREEMENT 1


                  THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of December 20, 2001, is entered into by and between ___________________________, a
__________________ corporation (the "Pledgor"), and Bank One, NA, as contractual representative (the "Agent") for itself and for the "Holders of Secured Obligations" under and as defined in the below described Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, CTS Corporation, an Indiana corporation (the "Borrower") has entered into that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2001, by and among the Borrower, the financial institutions from time to time parties thereto as lenders (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, dated as of February 1, 2000 (as amended, the "Prior Credit Agreement"), to which the Borrower is a party;

                  WHEREAS, the Credit Agreement, among other things, re-evidences the Borrower's outstanding obligations under the Prior Credit Agreement and provides, subject to the terms thereof, for future extensions from time to time of credit and other financial accommodations by the Lenders to the Borrower;

                  WHEREAS, the Borrower owns, directly or indirectly, all or substantially all of the issued and outstanding Capital Stock of the Pledgor; and the Pledgor shall derive benefits, both direct and indirect, by the effectiveness of the Credit Agreement;

                  WHEREAS, the Pledgor has entered into that certain Amended and Restated Guaranty dated as of December 20, 2001 (the "Subsidiary Guaranty"), pursuant to which it has guaranteed, without limitation and with full recourse, the payment when due of all Secured Obligations, including without limitation all principal interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents;

                  WHEREAS, the Pledgor, in conjunction with the Borrower's entry into the Credit Agreement, wishes to grant a security interest in and lien upon its equity interests in certain of its Subsidiaries;

--------------------------
1 Pledgor to revise factual information set forth in each Exhibit and Schedule hereto as appropriate.

                  WHEREAS, Schedule I hereto sets forth certain of the Pledgor's Subsidiaries (the "Initial Pledged Subsidiaries");

                  WHEREAS, Pledgor may from time to time execute and deliver to the Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a "Pledge Supplement") setting forth additional Subsidiaries of the Pledgor (the "Additional Pledged Subsidiaries") (the Initial Pledged Subsidiaries and the Additional Pledged Subsidiaries, collectively referred to herein as the "Pledged Subsidiaries"); and

                  WHEREAS, the Agent and the Lenders have required, as a condition to the effectiveness of the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

                  NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

Section 1. Pledge. The Pledgor hereby pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and grants to the Agent for the benefit of the Agent and the Holders of Secured Obligations, a security interest in, the collateral described in Sections 1.1 through 1.5 below (collectively, the "Pledged Collateral"):

1.1      Corporations.

(a) The shares of the capital stock of the Pledged Subsidiaries which are corporations, now or at any time or times hereafter owned by the Pledgor (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith, or from time to time, delivered to the Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock.

(b) All additional shares of capital stock of the Pledged Subsidiaries described in Section 1.1(a) above from time to time acquired by the Pledgor in any manner, and the certificates, which shall be delivered to the Agent, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or on any Schedule I to any applicable Pledge Supplement to reflect such additional shares), and all purchase options, warrants, dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

1.2 Limited Liability Companies

(a) The membership interests of Pledgor in the Pledged Subsidiaries which are limited liability companies now or at any time or times hereafter owned by the Pledgor, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries and the right to receive distributions of such Pledged Subsidiary's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the "Operating Agreements") of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the "Pledged Membership Interests") herewith delivered to the Agent, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests.

(b) Any additional membership interests in the Pledged Subsidiaries described in Section 1.2(a) above from time to time acquired by the Pledgor in any manner, and any certificates, which shall be delivered to the Agent, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder.

1.3      Partnerships.

(a) All of the partnership interests of the Pledgor, in and to the Pledged Subsidiaries which are partnerships now or at any time or times hereafter owned by the Pledgor (such partnership interests being identified on Schedule I attached hereto to or on Schedule I to any applicable Pledge Supplement), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of the Pledgor's rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants of the Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing the Pledgor's partnership interests in such Pledged Subsidiaries, all of the Pledgor's interest in and to the profits and losses of such Pledged Subsidiaries and the Pledgor's right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries' assets, upon complete or partial liquidation or otherwise, all of the Pledgor's right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor's partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the "Partnership Agreements") or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the "Pledged Partnership Interests").

(b) Any additional partnership interests in the Pledged Subsidiaries described in Section 1.3(a) above from time to time acquired by the Pledgor in any manner, (any such additional interests shall constitute part of the Pledged Partnership Interests and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Agent a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder.

1.4 Other Property. The property and interests in property described in Section 3 below.

1.5 Proceeds. All proceeds of the collateral described in Sections 1.1 through 1.4 above.

     Section 2. Security for Obligations. The liens and security interests granted pursuant hereto in the Pledged Collateral secure the prompt payment, performance and observance of the Pledgor's guaranty of the Borrower's Secured Obligations as set forth in the Subsidiary Guaranty.

Section 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

(a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Credit Agreement.

Section 4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, during the continuance of a Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may during the continuance of a Default exchange certificates or instruments representing or evidencing Pledged Shares, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

Section 5. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of each of the Pledged Subsidiaries set forth opposite the name of such Pledged Subsidiary on Schedule I hereto;

(b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

(c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

(d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except for Liens permitted under Section 7.2(B) of the Credit Agreement;

(e) The Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Agent and the Holders of Secured Obligations hereunder, and except for any Lien permitted under Section 7.2(B) of the Credit Agreement and any restrictions on transfer contained in the Operating Agreements, the Partnership Agreements and any other shareholders' agreement regarding any of the Pledged Stock;

(f) The pledge of the Pledged Collateral does not violate (1) the articles, by-laws, Operating Agreements or Partnership Agreements, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, bank loan or credit agreement to which the Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or
(2) any restriction on such transfer or encumbrance of such Pledged Collateral;

(g) The Pledgor (1) shall cause the Pledged Subsidiaries which are limited liability companies or limited partnerships to make a notation on their respective records, which notation shall indicate the security interest granted hereby, and (2) agrees to execute and deliver to each such Pledged Subsidiary a pledge instruction ("Pledge Instruction") substantially in the form of Exhibit C hereto, and, with respect to uncertificated limited liability company or limited partnership interests, such notation, together with the filing of a financing statement with respect to such uncertificated interest or execution of a control agreement, in either case, according to the UCC (as defined in the Security Agreement), shall create a valid and perfected first priority security interest in such Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Holders of Secured Obligations, to the extent that such security interest can be perfected in such Pledged Collateral by the filing of a financing statement or the execution of a control agreement, as the case may be, securing the payment and performance of the Secured Obligations;

(h) The Pledgor agrees to execute and file financing statements pursuant to the UCC (as defined in the Security Agreement) as the Agent may request to perfect the security interest granted hereby;

(i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body that has not been obtained is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for the filing of financing statements contemplated pursuant to the term of Section 5(h) hereof) or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(j) Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, in the case of certain uncertificated limited liability company or limited partnership interests, upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Holders of Secured Obligations, to the extent that such security interest can be perfected by possession of such certificates, or to the extent that such security interest can be perfected by the filing of financing statements, as the case may be, securing the payment and performance of the Secured Obligations, except for any Lien permitted under Section 7.2(B) of the Credit Agreement;

(k) The Powers are duly executed and give the Agent the authority they purport to confer; and

(l) As of the Effective Date, Pledgor has no obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

Section 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, the Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith and
(ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively. During the continuation of a Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and following written notice from the Agent to the Pledgor, (i) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (ii) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and
(y) exercise, or direct the Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee.

      Section 7. Dividends and Other Distributions.

(a)      So long as no Default shall have occurred and is continuing:

(i) The Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all

                           (A) distributions, dividends and interest paid or
                  payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                           (B) dividends and other distributions paid or payable
                  in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                           (C) cash paid, payable or otherwise distributed with
                  respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent and the Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b)      After the occurrence and during the continuance of a Default:

(i) All rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments;

(ii) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

(iii) The Pledgor shall, upon the request of the Agent, at Pledgor's expense, execute and deliver, and cause its officers, directors, members, managing members or general partners, where applicable, to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, the Pledgor or their respective counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act") and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, the Pledgor or their respective counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(iv) The Pledgor shall, upon the request of the Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

(v) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

(vi) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Agent and/or the Holders of Secured Obligations for all expenses incurred by the Agent and/or the Holders of Secured Obligations, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence of a Default, if the Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten
(10) days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale. The Pledgor hereby indemnifies and holds harmless the Agent and the Holders of Secured Obligations for any and all liabilities incurred by either the Agent or the Holders of Secured Obligations as a result of becoming a member or a partner of any of the Pledged Subsidiaries, except to the extent caused by their gross negligence or willful misconduct.

     Section 8.  Transfers and Other Liens.  The Pledgor agrees that it will not
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, except as permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement, and except for any Lien permitted under
Section 7.2(B) of the Credit Agreement. Section

9.        Remedies.

(a) If any Default shall occur and be continuing, the Agent shall have, in addition to any other rights given under this Pledge Agreement or by applicable law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (as defined in the Security Agreement). The Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof (in the case of a limited liability company, the sole member and manager thereof and, in the case of a partnership, a partner thereof), the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Agent agrees to exercise such proxy and powers only so long as a Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence of a Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of a Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 21 below at least ten
(10) days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

(c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that after the occurrence and during the continuation of a Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

Section 10. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of the Pledgor or otherwise, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Agent or the Agent's nominee; provided, however that the Agent agrees to exercise such powers only so long as a Default shall have occurred and is continuing.

Section 11.  Waivers.

(i) The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or Default with respect to any of the Secured Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

(ii) The Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any real property securing all or any part of the Secured Obligations by trustee sale or any other reason impairing the right of the Pledgor, the Agent or any of the Holders of Secured Obligations to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor's property. The Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that the Pledgor's rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Agent or any Holder of Secured Obligations.

(iii) The Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

Section 12. Term. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid in cash and the Commitments and Letters of Credit issued under the Credit Agreement shall be terminated or expired. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

Section 13. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

Section 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of itself and the Holders of Secured Obligations, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

Section 15. GOVERNING LAW. THE PARTIES HAVE VOLUNTARILY ELECTED THAT THIS PLEDGE AGREEMENT AND ALL LOANS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. ANY DISPUTE BETWEEN THE PLEDGOR AND THE AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS

PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE), WHICH IS THE PRINCIPAL PLACE OF BUSINESS OF THE AGENT.

Section 16.  CONSENT TO JURISDICTION; SERVICE OF PROCESS;
JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED NEW YORK COUNTY, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (B) OTHER JURISDICTIONS. THE PLEDGOR AGREES THAT THE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE PLEDGOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR (3) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

                  (C) SERVICE OF PROCESS; VENUE. THE PLEDGOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE HOLDERS OF SECURED OBLIGATIONS TO SERVE ANY WRITS, SERVICE OF PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING ISSUED BY ANY COURT IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

                  (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (E) WAIVER OF BOND. THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL, ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS PLEDGE AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 16, WITH ITS COUNSEL.

Section 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

Section 18. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

Section 19. Further Assurances. The Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

Section 20. The Agent's Duty of Care. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Secured Obligations secured hereby.

Section 21. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

Section 22. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 23. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. Section 24. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

Section 25. Merger. This Pledge Agreement and the other Loan Documents embody the final and entire agreement and understanding among the Pledgor, the Agent and the Holders of Secured Obligations and supersede all prior agreements and understandings among the Pledgor, the Agent and the Holders of Secured Obligations relating to the subject matter thereof. This Pledge Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

             The remainder of this page is intentionally blank.

                  IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.


                               --------------------------------------



                               By:__________________________
                                  Name:
                                  Title:


                               BANK ONE, NA, as Agent for itself and the Holders of Secured Obligations



                               By:
                               Name:
                               Title:

                                PLEDGE AGREEMENT1
                                (CTS Corporation)

                  THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of December 20, 2001, is entered into by and between CTS Corporation, an Indiana corporation (the "Pledgor"), and Bank One, NA, as contractual representative (the "Agent") for itself and for the "Holders of Secured Obligations" under and as defined in the below described Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, the Pledgor has entered into that certain Third Amended and Restated Credit Agreement, dated as of December 20, 2001, by and among the Pledgor, the financial institutions from time to time parties thereto as lenders (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), which Credit Agreement amends and restates in its entirety the Second Amended and Restated Credit Agreement, dated as of February 1, 2000 (as amended, the "Prior Credit Agreement"), to which the Pledgor is a party;

                  WHEREAS, the Credit Agreement, among other things, re-evidences the Pledgor's outstanding obligations under the Prior Credit Agreement and provides, subject to the terms thereof, for future extensions from time to time of credit and other financial accommodations by the Lenders to the Pledgor;

                  WHEREAS, the Pledgor, in conjunction with its entry into the Credit Agreement, wishes to grant a security interest in and lien upon its equity interests in certain of its Subsidiaries;

                  WHEREAS, Schedule I hereto sets forth certain of the Pledgor's Subsidiaries (the "Initial Pledged Subsidiaries");

                  WHEREAS, Pledgor may from time to time execute and deliver to the Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a "Pledge Supplement") setting forth additional Subsidiaries of the Pledgor (the "Additional Pledged Subsidiaries") (the Initial Pledged Subsidiaries and the Additional Pledged Subsidiaries, collectively referred to herein as the "Pledged Subsidiaries"); and

                  WHEREAS, the Agent and the Lenders have required, as a condition to the effectiveness of the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

---------------------
1 Pledgor to revise factual information set forth in each Exhibit and Schedule here to as appropriate.

                  NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

Section 1. Pledge. The Pledgor hereby pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and grants to the Agent for the benefit of the Agent and the Holders of Secured Obligations, a security interest in, the collateral described in Sections 1.1 through 1.5 below (collectively, the "Pledged Collateral"):

1.1      Corporations.

(a) The shares of the capital stock of the Pledged Subsidiaries which are corporations, now or at any time or times hereafter owned by the Pledgor (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith, or from time to time, delivered to the Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock.

(b) All additional shares of capital stock of the Pledged Subsidiaries described in Section 1.1(a) above from time to time acquired by the Pledgor in any manner, and the certificates, which shall be delivered to the Agent, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or on any Schedule I to any applicable Pledge Supplement to reflect such additional shares), and all purchase options, warrants, dividends, cash, instruments, investment property and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

1.2      Limited Liability Companies

(a) The membership interests of Pledgor in the Pledged Subsidiaries which are limited liability companies now or at any time or times hereafter owned by the Pledgor, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement), all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor's interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries and the right to receive distributions of such Pledged Subsidiary's cash, other property, assets, and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the "Operating Agreements") of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the "Pledged Membership Interests") herewith delivered to the Agent, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests.

(b) Any additional membership interests in the Pledged Subsidiaries described in Section 1.2(a) above from time to time acquired by the Pledgor in any manner, and any certificates, which shall be delivered to the Agent, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder.

1.3      Partnerships.

(a) All of the partnership interests of the Pledgor, in and to the Pledged Subsidiaries which are partnerships now or at any time or times hereafter owned by the Pledgor (such partnership interests being identified on Schedule I attached hereto to or on Schedule I to any applicable Pledge Supplement), the property (and interests in property) that is owned by such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants of the Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing the Pledgor's partnership interests in such Pledged Subsidiaries, all of the Pledgor's interest in and to the profits and losses of such Pledged Subsidiaries and the Pledgor's right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries' assets, upon complete or partial liquidation or otherwise, all of the Pledgor's right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor's partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the "Partnership Agreements") or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the "Pledged Partnership Interests").

(b) Any additional partnership interests in the Pledged Subsidiaries described in Section 1.3(a) above from time to time acquired by the Pledgor in any manner, (any such additional interests shall constitute part of the Pledged Partnership Interests and the Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement from time to time to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Agent a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder.

1.4      Other Property.  The property and interests in property described in
         Section 3 below.

1.5 Proceeds. All proceeds of the collateral described in Sections 1.1 through 1.4 above.

Section 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of the Secured Obligations.

Section 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

(a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 3 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Credit Agreement.

Section 4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Holders of Secured Obligations shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, during the continuance of a Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may during the continuance of a Default exchange certificates or instruments representing or evidencing Pledged Shares, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

Section 5. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of each of the Pledged Subsidiaries set forth opposite the name of such Pledged Subsidiary on Schedule I hereto;

(b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;

(c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

(d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens, except for Liens permitted under Section 7.2(B) of the Credit Agreement;

(e) The Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for the pledge and security interest granted to the Agent and the Holders of Secured Obligations hereunder, and except for any Lien permitted under Section 7.2(B) of the Credit Agreement and any restrictions on transfer contained in the Operating Agreements, the Partnership Agreements and any other shareholders' agreement regarding any of the Pledged Stock;

(f) The pledge of the Pledged Collateral does not violate (1) the articles, by-laws, Operating Agreements or Partnership Agreements, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, bank loan or credit agreement to which the Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or
(2) any restriction on such transfer or encumbrance of such Pledged Collateral;

(g) The Pledgor (1) shall cause the Pledged Subsidiaries which are limited liability companies or limited partnerships to make a notation on their respective records, which notation shall indicate the security interest granted hereby, and (2) agrees to execute and deliver to each such Pledged Subsidiary a pledge instruction ("Pledge Instruction") substantially in the form of Exhibit C hereto, and, with respect to uncertificated limited liability company or limited partnership interests, such notation, together with the filing of a financing statement with respect to such uncertificated interest or execution of a control agreement, in either case, according to the UCC (as defined in the Security Agreement), shall create a valid and perfected first priority security interest in such Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Holders of Secured Obligations, to the extent that such security interest can be perfected in such Pledged Collateral by the filing of a financing statement or the execution of a control agreement, as the case may be, securing the payment and performance of the Secured Obligations;

(h) The Pledgor agrees to execute and file financing statements pursuant to the UCC (as defined in the Security Agreement) as the Agent may request to perfect the security interest granted hereby;

(i) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body that has not been obtained is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for the filing of financing statements contemplated pursuant to Section 5(h) hereof) or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(j) Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of the financing statements pursuant to Section 5(h) hereof, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Holders of Secured Obligations, to the extent that such security interest can be perfected by possession of such certificates, or to the extent that such security interest can be perfected by the filing of financing statements, as the case may be, securing the payment and performance of the Secured Obligations, except for any Lien permitted under Section 7.2(B) of the Credit Agreement;

(k) The Powers are duly executed and give the Agent the authority they purport to confer; and

(l) As of the Effective Date, Pledgor has no obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

Section 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, the Pledgor shall have the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. During the continuation of a Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee.

Section 7. Dividends and Other Distributions.

(a)      So long as no Default shall have occurred and is continuing:

(i) The Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Credit Agreement, provided, however, that any and all

                           (A) distributions, dividends and interest paid or
                  payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                           (B) dividends and other distributions paid or payable
                  in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                           (C) cash paid, payable or otherwise distributed with
                  respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

         shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold, for the benefit of the Agent and the Holders of Secured Obligations, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b)      After the occurrence and during the continuance of a Default:

(i) All rights of the Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the Holders of Secured Obligations, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Agent, for the benefit of the Agent and the Holders of Secured Obligations, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

The Pledgor will reimburse the Agent and/or the Holders of Secured Obligations for all expenses incurred by the Agent and/or the Holders of Secured Obligations, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing.

Section 8. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, except as permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement, and except for any Lien permitted under
Section 7.2(B) of the Credit Agreement.

Section 9.   Remedies.

(a) If any Default shall occur and be continuing, the Agent shall have, in addition to any other rights given under this Pledge Agreement or by applicable law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (as defined in the Security Agreement). The Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so; provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Agent agrees to exercise such proxy and powers only so long as a Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence of a Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of a Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Holders of Secured Obligations may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 21 below at least ten
(10) days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

(c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after a Default, the Pledgor agrees that after the occurrence and during the continuation of a Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

Section 10. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent its attorney-in-fact, coupled with an interest, with full authority, in the name of the Pledgor or otherwise, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Agent or the Agent's nominee; provided, however that the Agent agrees to exercise such powers only so long as a Default shall have occurred and is continuing.

Section 11. Waivers. The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or Default with respect to any of the Secured Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

Section 12. Term. This Pledge Agreement shall remain in full force and effect until the Secured Obligations have been fully and indefeasibly paid in cash and the Commitments and Letters of Credit issued under the Credit Agreement shall be terminated or expired. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

Section 13. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

Section 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of itself and the Holders of Secured Obligations, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

Section 15. GOVERNING LAW. THE PARTIES HAVE VOLUNTARILY ELECTED THAT THIS PLEDGE AGREEMENT AND ALL LOANS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. ANY DISPUTE BETWEEN THE PLEDGOR AND THE AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE), WHICH IS THE PRINCIPAL PLACE OF BUSINESS OF THE AGENT.

Section 16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 17. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

Section 18. Further Assurances. The Pledgor agrees that it will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

Section 19. The Agent's Duty of Care. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Secured Obligations secured hereby.

Section 20. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

Section 21. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 22. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Section 23. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

Section 24. Merger. This Pledge Agreement and the other Loan Documents embody the final and entire agreement and understanding among the Pledgor, the Agent and the Holders of Secured Obligations and supersede all prior agreements and understandings among the Pledgor, the Agent and the Holders of Secured Obligations relating to the subject matter thereof. This Pledge Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

               The remainder of this page is intentionally blank.

                  IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.



                       CTS CORPORATION


                       By:__________________________
                       Name:
                       Title:


                       BANK ONE, NA, as Agent for itself and the Holders of Secured Obligations



                       By:
                       -------------------------------------------------------
                       Name:
                       Title:

                            DEED OF PLEDGE OF SHARES
                                IN THE CAPITAL OF
                             CTS INTERNATIONAL B.V.
                             ----------------------

On this, the twenty-eighth day of February two thousand and two, appeared before me, Wijnand Hendrik Bossenbroek, assistant civil law notary, hereinafter to be referred to as civil law notary, acting as deputy of Frits Willem Oldenburg, civil law notary in Amsterdam:

1. Froukje Elsje Anna Daamen, employed at my office at 1077 WV Amsterdam, Prinses Irenestraat 59, born in Nijmegen on the sixth day of September nineteen hundred seventy-six, acting for the purposes hereof as attorney - duly authorised in writing - of CTS Corporation (Delaware), a company under the laws of the State of Delaware, United States of America, having its registered office at 1209 Orange Street, Wilmington, Delaware, United States of America and its principal place of business at 905 West Boulevard North, Elkhart, Indiana, United States of America, hereinafter referred to as the "Pledgor";

2. Marcel Dirk Pieter Anker, employed at my office at 1077 WV Amsterdam, Prinses Irenestraat 59, born in Hazerswoude on the fifth day of October nineteen hundred and sixty-five, acting for the purposes hereof as attorney
     - duly authorised in writing - of Bank One NA, a national banking association incorporated under the laws of the United States of America, having its principal office at 1 Bank One Plaza, Chicago, Illinois 60670, United States of America, hereinafter referred to as the "Pledgee";

3. Adrianus Christiaan van der Weyden, employed at my office at 1077 WV Amsterdam, Prinses Irenestraat 59, born in Zevenhoven on the twenty-eighth day of October nineteen hundred and seventy-five, acting for the purposes hereof as attorney - duly authorised in writing - of CTS International B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands (address: 1043 EJ Amsterdam, Teleportboulevard 140, the Netherlands, trade register number 34127542), hereinafter referred to as the "Company"; and

4. Joost Willem Friso ter Burg, employed at my office at 1077 WV Amsterdam, Prinses Irenestraat 59, born in Zeist on the twenty-third day of December nineteen hundred and seventy-five, acting for the purposes hereof as attorney - duly authorised in writing - of CTS Corporation, a company under the laws of the State of Indiana, United States of America, having its registered office at 905 West Boulevard North, Elkhart, Indiana, United States of America, hereinafter referred to as the "Borrower".

The persons appearing declared as follows:

- that the Lenders (as defined in the Credit Agreement as defined hereinafter), the Pledgee, ABN AMRO Bank N.V., as documentation agent, Harris Trust and Savings Bank, as syndication agent, and Bank One Capital Markets, Inc., as lead arranger for the transaction and the Borrower have entered into a Third Amended and Restated Credit Agreement (the "Credit Agreement") dated as of the twentieth day of December two thousand and one. A photocopy of the Credit Agreement will be attached to this Deed;

- that the Pledgor is the holder of the Company's entire issued share capital, consisting of thirty (30) shares, with a nominal value of one thousand euros (EUR 1,000) each, numbered 1 up to and including 30;

- that except where the context otherwise requires or when otherwise defined herein, words and expressions defined in article 1 of the Credit Agreement have the same meanings when used herein (including in the recitals hereto);

- that according to article 7.1 (G) of the Credit Agreement the Borrower is - inter alia - obliged to execute or cause its Domestic Subsidiaries to execute a pledge agreement with respect to sixty-five percent (65%) of the issued share capital of the Company held by third parties;

- the Pledgor - which is a Domestic Subsidiary - hereby wishes to fulfil the Borrower's obligations described above;

- all conditions precedent, which have been included in the Credit Agreement, have been fulfilled;

- the Company's articles of association permit the creation of a pledge on the shares in the capital of the Company.

COVENANT TO PAY IN RELATION TO DUTCH PLEDGE
-------------------------------------------
Article 1
---------
1. The Borrower hereby agrees and covenants vis-a-vis the Pledgee that it shall pay to the Pledgee amounts equal to the Secured Obligations, if and when such amounts become due and payable, such payment undertaking and the obligations and liabilities resulting thereof are hereinafter referred to as the "Covenant to Pay Obligations". Any payment to the Pledgee in satisfaction of the Covenant to Pay Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of the corresponding amount of the Secured Obligations and any payment to the Lenders in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application
     - be deemed as satisfaction of the corresponding amount of the Covenant to Pay Obligations.

2. The Borrower and the Pledgee agree and acknowledge that the Covenant to Pay Obligations consists of obligations and liabilities of the Borrower to the Pledgee separate and independent from and without prejudice to the Secured Obligations, and is not a claim of the Pledgee which is held jointly with the Lenders. The laws of the Netherlands governing the joint holding ("gemeenschap") of claims are not applicable to the Covenant to Pay
     Obligations or the claims of the Lenders pursuant to the Secured Obligations. To the extent they or any of the provisions of Netherlands law governing the joint holding of claims would otherwise apply to the Covenant to Pay Obligations or to any claims of the Lenders in respect of the Secured Obligations, the applicability of such provisions is hereby expressly waived to the extent possible and permitted under laws and regulations applicable hereto.


PLEDGE AGREEMENT
----------------
Article 2
---------
Giving effect to article 7.1.(G) of the Credit Agreement, the Pledgor and the Pledgee hereby agree that the Pledgor shall pledge to the Pledgee nineteen (19) shares in the capital of the Company, with a nominal value of one thousand euros (EUR 1,000) each, numbered 1 up to and including 19, hereinafter referred to as the "Shares", as security for the fulfilment of (i) the Secured Obligations and
(ii) the Covenant to Pay Obligations, in so far as (i) and (ii) consists of obligations to pay a monetary claim ("verbintenis tot betaling van een geldsom"), and with respect to (i) in so far as the Secured Obligations are capable of being secured by this pledge, the obligations referred to in this article hereinafter collectively also referred to as the "Secured Indebtedness".

ACQUISITION OF THE SHARES BY PLEDGOR
------------------------------------
Article 3
---------
The Shares were issued by the Company and acquired by the Pledgor by virtue of the Company's deed of incorporation executed before Mr. M.P. Bongard, civil law notary in Amsterdam, on the eleventh day of January two thousand.
CREATION OF PLEDGE
Article 4

4.1 Pursuant to article 2 of this Deed the Pledgor hereby grants to the Pledgee a first ranking right of pledge (eerste pandrecht) on the Shares, as security for the fulfilment of the Secured Indebtedness, and the Pledgee hereby accepts this pledge and the Pledgor hereby undertakes to pledge - to the extent such shares together with the Shares do not constitute more than sixty-five percent (65%) of the total issued capital of the Company - to the Pledgee under the same terms and conditions set forth in this Deed any shares in the capital of the Company it shall acquire after the date of this Deed - (the "New Shares") and the rights related thereto as soon as such New Shares shall be capable of being so pledged, as long as the Secured Indebtedness is outstanding.

4.2 The Shares are pledged, and any New Shares shall be pledged, to the extent permitted by law, together with all present and future rights related thereto, including but not limited to rights of dividend or of conversion, redemption, bonus, stock dividend, liquidation or dissolution proceeds, warrants, claims, options or otherwise and all proceeds thereof, additions thereto and substitutions thereof, to which the Pledgor may be entitled.

In respect of this pledge, the Pledgor and the Pledgee have furthermore agreed upon the following terms:

WARRANTIES AND REPRESENTATIONS
------------------------------
Article 5
---------
The Pledgor acknowledges that the Pledgee has entered into this Deed in full reliance on the following statements and represents and warrants to the Pledgee that:

a. it has full, unencumbered legal title to the Shares, and will have full, unencumbered legal title to the New Shares, if any;

b. the Shares have all been validly issued and fully paid-up and no depository receipts have been issued in respect of the Shares or of the New Shares, if any;

c. it has - or in as far as it regards the New Shares will have - the power and authority to create a first ranking right of pledge on the Shares and on the New Shares, if any;

d. there are no outstanding options or other rights entitling the holder thereof to the transfer of any of the Shares and/or any of the New Shares and no rights to receive future dividends with respect to any of the Shares and/or of the New Shares have been granted to any party other than to the Pledgee pursuant to this Deed;

e. except as pursuant hereto, the Shares and the New Shares, if any, are not subject to any limited rights ("beperkte rechten") for the benefit of third parties, nor has such Pledgor prior to this Deed created limited rights or other rights on or against the Shares and/or New Shares, nor has such Pledgor made any promise or any undertaking to that effect, nor has any attachment ("beslag") been levied to date on any of the Shares and, therefore, the right of pledge created pursuant to this Deed is a first ranking right of pledge;

f. the execution and performance of this Deed does not violate any agreement to which such Pledgor is a party;

g. the execution and performance of this Deed does not violate any agreement to which the Company is a party;

h.   no resolution to dissolve the Company has been adopted;

i. the Company may only issue shares by virtue of a resolution of its general meeting of shareholders, if and so far as its authority has at the date of execution of this Deed not been transferred to any other corporate body of the Company, which at the date of execution of this Deed is not the case;

j. no resolution or other action has been adopted or taken by the Company or by its shareholders to amend the articles of association of the Company;

k. the Shares constitute sixty-three and thirty-three/one hundredth of one percent (63.33%) of the issued share capital of the Company;

l. there are no outstanding claims on the Company for the issue of any shares in the capital of the Company.

COVENANTS
---------
Article 6
---------
(I)      The Pledgor covenants and undertakes that it shall:

a. pay to the Pledgee, upon demand, the amount of all reasonable expenses which the Pledgee may incur in connection with perfecting or enforcing its rights over the Shares and/or the New Shares under this Deed, including the costs of drawing up a notarial deed, as well as all costs (including reasonable attorney's fees) which may arise in connection with the creation and enforcement of the right of pledge over the Shares and/or the New Shares created by this Deed;

b. forthwith sign and complete all documents and do all acts and things which the Pledgee may, to the extent permitted by applicable law, in the Pledgee's discretion, at any time and from time to time specify and/or require:

                  (i) for enabling or assisting the Pledgee to perfect or improve its security interest over the Shares and/or over the New Shares, including but not limited to its ability (and the ability of its successors and assignees) to exercise the voting and other rights attached to the Shares and the New Shares, if any;

                  (ii) subject to articles 7 and 8 of this Deed, to exercise any rights or powers relating to the Shares and/or to the New Shares;

                  (iii) on and after the occurrence of an Event of Default, which is continuing, to enforce the right of pledge over the Shares and the New Shares, if any, granted hereby to the Pledgee, including, without limitation, the right of the Pledgee to sell or dispose of the Shares and/or of the New Shares; or

                  (iv) otherwise to enforce any of the rights of the Pledgee under or in connection with this Deed;

c. not create or permit to exist any other pledge or security right or any other limited right ("beperkt recht") whatsoever on or with respect to any of the Shares and/or New Shares, except in favour of the Pledgee, pursuant to this Deed;

d. not sell, transfer, lend, or otherwise dispose of or grant any option or any other right in relation to any of the Shares and/or New Shares;

e. forward to the Pledgee all notices, reports, accounts, circulars and other documents relating to the Shares and to the New Shares, if any, which are sent to the Pledgor as soon as these are received by the Pledgor;

f. forthwith inform the Pledgee of any fact relevant to this Deed, including but not limited to any attachment on or seizure of the Shares or any filing or request for bankruptcy or any other proceedings in furtherance of forced or voluntary liquidation, dissolution or winding-up of the Pledgor;

g.   not without the prior written approval of the Pledgee, vote in favour of:

        (i) the issuance, redemption, or transfer of any shares by the Company;

        (ii) any proposal to the general meeting of shareholders to transfer its authority to issue shares to any other corporate body;

        (iii) a resolution to amend the articles of association of the Company;

        (iv) a resolution consenting to the acquisition by the Company of its own shares;

        (v) a resolution for the winding-up, liquidation or dissolution of the Company or for the sale of all or substantially all of its assets and;

        (vi)     a resolution for any merger or division of the Company;

h. notify the Pledgee in writing of any proposed or actual issue of shares by the Company;

         i. in general, not do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the pledge over the Shares and/or the New Shares, if any, or the rights of the Pledgee thereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the right of pledge over the Shares and/or the New Shares, if any.

VOTING RIGHTS AND DIVIDENDS
---------------------------
Article 7
---------
7.1 The Pledgee shall be entitled to the voting rights attached to the Shares, and the rights to give consents, waivers and ratifications with respect to the Shares, provided (i) the Company's articles of association have been amended in accordance with the attached draft in order to permit a pledgee holding the voting rights attached to shares in the capital of the Company and (ii) an Event of Default has occurred and the Pledgee has notified the Pledgor of such occurrence in writing.

7.2 The Pledgor undertakes not to revoke the resolution it has taken in its capacity as shareholder of the Company on the twenty-seventh day of February two thousand and two to amend the Company's articles of association in accordance with the attached draft.

7.3 The Pledgor undertakes not to vote the Shares or the New Shares, or exercise any rights to give consents, waivers and ratifications with respect to the Shares and the New Shares in such a manner as would violate or be inconsistent with the provisions or the purpose of this Deed or of the Credit Agreement or may have the effect of impairing the position or interests of the Pledgee.

7.4 As long as the Pledgee is not entitled to voting rights pursuant to Article 7.1, the Pledgee shall not have the rights that Netherlands law confers to a holder of depository receipts that are issued with the co-operation of a company.

7.5 The Pledgor, acting in its capacity as sole shareholder of the Company, hereby - in accordance with article 7 paragraph 4 of the Company's articles of association - approves of the creation of a right of pledge over the Shares and the New Shares and the transfer of the voting rights attached to the Shares and the New Shares to the Pledgee upon (i) the Company's articles of association being amended in such a way that they permit a pledgee holding the voting rights attached to shares in the capital of the Company and (ii) the occurrence of an Event of Default. The Company's managing directors have been granted the opportunity to render advice on the above resolution.

7.6 As from the date of this deed, the Pledgee shall be entitled to collect dividends and other payments on the Shares.


POWER OF ATTORNEY
-----------------
Article 8
---------
The Pledgor hereby irrevocably and by way of security for the payment by the Company of the Secured Indebtedness and the performance of its obligations under this Deed, appoints the Pledgee as its true and lawful attorney, with full power to appoint substitutes and to sub-delegate, to act on behalf of the Pledgor and/or in the Pledgor's own name or otherwise, at any time and from time to time, and to sign and complete all deeds and documents and to perform all acts and things which the Pledgee may, in its sole discretion, consider to be necessary or advisable to perfect or improve the Pledgee's (and its successors and assignees) security over the Shares and/or over the New Shares or to give proper effect to the intent and purposes of this Deed or to enable or to assist in any way in the exercise of any power of sale of the Shares and/or of the New Shares, whether arising under this Deed or implied by law or otherwise.
The Pledgor and the Pledgee hereby in accordance with article 3:68 of the Netherlands Civil Code agree that the Pledgee shall also be authorized to represent the Pledgor under the said power of attorney in case of a conflict of interests between the interest of the Pledgor and the Pledgee.

IMMEDIATE EXECUTION
-------------------
Article 9
---------
9.1 On or at any time after an Event of Default and such Event of Default is continuing, the Pledgee shall be entitled to sell or cause the Shares and/or New Shares to be sold in the manner and on such terms and conditions as the Pledgee may, in its sole and absolute discretion, deem necessary and appropriate, subject, however, to mandatory provisions of Netherlands law and the articles of association of the Company.

9.2 The Pledgee shall be under no obligation to inform the Pledgor, the Company or any other persons who has any limited property rights ("beperkte rechten") or has levied an attachment on or against all or any (part of) the Shares and/or the New Shares of its intention to sell the Shares and/or the New Shares, nor is the Pledgee required to make such communication while or at any time after selling. The Pledgor hereby waives its rights to apply to the President of the District Court for an order that the Shares and/or the New Shares are to be sold in a manner different from that provided for in Article 3:250 of the Netherlands Civil Code and, if applicable, its rights under Article 3:234 of the Netherlands Civil Code.

9.3 The Pledgee shall apply the proceeds from the sale of the Shares and/or of the New Shares, after deduction of all reasonable costs, to the settlement of the Secured Indebtedness, in such manner and such order to be determined by the Pledgee in its sole and absolute discretion.


TERMINATION OF PLEDGE
---------------------
Article 10
----------
The pledge created under this Deed and all the related rights thereto shall terminate if (i) all obligations under the Secured Indebtedness towards the Pledgee have been duly and indefeasibly fulfilled or (ii) any and all obligations under the Secured Indebtedness have been otherwise terminated or cancelled.

NO LIABILITY
------------
Article 11
----------
The Pledgee shall not be liable for any shortfall in the proceeds of sale and/or any loss or damage resulting from any sale or disposal of the Shares and/or of the New Shares, or any interest therein, or arising out of the exercise of or failure to exercise any of its powers under this Deed or for any other loss of any nature whatsoever in connection with the Shares and/or with the New Shares.


SUBORDINATION
-------------
Article 12
----------
The Pledgor shall subordinate in favour of the Pledgee any rights which it may acquire by way of recourse or subrogation in connection with any rights related to the Shares, until the Secured Indebtedness shall have been fully fulfilled. If any amount shall be paid to the Pledgor on account of such recourse or subrogation rights at any time when the Secured Indebtedness or part thereof is still outstanding, the Pledgor shall forthwith pay such amount to the Pledgee to be credited and applied against the Secured Indebtedness, whether actual or contingent.

SET-OFF AND WAIVER OF SUSPENSION
--------------------------------
Article 13
----------
The Pledgor's claims, if any, against the Pledgee under or in connection with this Deed may not be set-off against the Secured Indebtedness. The Pledgor hereby waives (in relation to any breach by the Pledgee of any obligation to the Pledgor hereunder) its right of suspension under Articles 6:52 up to and including 6:57 of the Netherlands Civil Code.

EVIDENCE OF DEBT
----------------
Article 14
----------
The entries made in the accounts, books and/or records maintained by the Pledgee in accordance with its usual practice and signed by the Pledgee, shall be prima facie evidence of the existence and of the extent and amounts of the Secured Indebtedness.

NOTICES
-------
Article 15
----------
All notices, demands, instructions and other communications required or permitted to be given to or made upon any of the parties hereto shall (i) be given in accordance with the provisions of the Credit Agreement and (ii) as it regards the Pledgor, shall be sent to the address mentioned in the beginning of this Deed.

GOVERNING LAW/JURISDICTION
--------------------------
Article 16
----------
This Deed shall be governed by and construed in accordance with the laws of the Netherlands. All disputes arising out of this Deed shall be submitted to the competent court in Amsterdam, the Netherlands. However, nothing in the preceding sentence shall limit the Pledgee's right to bring proceedings against the Pledgor in any other court of competent jurisdiction.

PARTIAL INVALIDITY/AMENDMENT
----------------------------
Article 17
----------
The illegality, invalidity or unenforceability of any provision of this Deed or any part thereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision or part thereof. Any illegal, invalid or unenforceable provision shall have the effect of an alternative provision that would be valid and the purpose of which conforms with the first mentioned provision and that would presumably have been included in this Deed in order to carry out the intentions of the parties if the first mentioned provision had been omitted in view of its illegality, invalidity or unenforceability.

RESCISSION
----------
Article 18
----------
The parties hereto expressly waive their right to demand the rescission of the creation of the right of pledge over the Shares. ACKNOWLEDGEMENTS The third person appearing, acting in the capacity stated, declared:
- that the Company has at all times and without interruption accepted as valid the transfers by which the Pledgor obtained the Shares and all previous transfers of the Shares;

-        that the Company acknowledges the pledge of the Shares by this Deed;

- that the Company acknowledges that it has received notice of the right of pledge to the extent consisting of claims against the Company in accordance with Article 3:236 paragraph 2 and Article 3:94 paragraph 1 of the Netherlands Civil Code; and
- that the Company will cause this pledge as well as any pledge on New Shares to be duly entered in the shareholders' register without delay.

AUTHORITY AND POWER OF ATTORNEY
-------------------------------
The persons appearing have been granted power of attorney by means of four non-notarial instruments of attorney, photocopies of which will be attached to this Deed.

FINAL PART
----------
The persons appearing are known to me, civil law notary. This Deed was executed in Amsterdam on the date mentioned in its heading.
After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the persons appearing, they declared that they had taken note of the contents of the Deed, were in agreement with the contents and did not wish them to be read out in full.
Following a partial reading, the Deed was signed by the persons appearing and me, civil law notary.
(Signed:) F.E.A. Daamen, M.D.P. Anker, A.C. van der Weyden, J.W.F. ter Burg,
 W.H. Bossenbroek.



                                      ISSUED FOR TRUE COPY
                                      by me, Ferdinand Alexander Heck,
                                      candidate civil law notary, acting as
                                      deputy of Frits Willem Oldenburg,
                                      civil law notary in Amsterdam. This
                                      day, 6 March 2002 at 15.00 hours.